EXHIBIT 4.4
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                                BASF CORPORATION

                              EMPLOYEE SAVINGS PLAN








                            Effective January 1, 1992






September 28, 1992

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BASF CORPORATION EMPLOYEE SAVINGS PLAN


TABLE OF CONTENTS


INTRODUCTION                                                                  i


ARTICLE I - DEFINITIONS
1.01          Accrued Benefit                                                 1
1.02          Actual Deferral Percentage                                      1
1.03          Affiliate                                                       2
1.04          After-Tax Contribution                                          2
1.05          Before-Tax Contribution                                         2
1.06          Beneficiary                                                     3
1.07          Board of Directors                                              3
1.08          Committee                                                       3
1.09          Compensation                                                    3
1.10          Contributions                                                   5
1.11          Contribution Percentage                                         6
1.12          Corporation                                                     6
1.13          Disability                                                      6
1.14          Early Retirement                                                6
1.15          Effective Date                                                  6
1.16          Elective Deferrals                                              7
1.17          Employee                                                        7
1.18          Employer                                                        8
1.19          Employer Matching Contribution Account                          8
1.20          Employer Matching Contributions                                 9
1.21          Excess Aggregate Contributions                                  9
1.22          Excess Contributions                                            9
1.23          Excess Deferrals                                               10
1.24          Employment Date                                                11
1.25          ERISA                                                          11
1.26          Family Member                                                  11
1.27          Fiduciary                                                      11
1.28          Forfeiture                                                     11
1.29          Former Participant                                             11
1.30          Hardship                                                       11
1.31          Highly Compensated Employee                                    12
1.32          Hour of Service                                                16
1.33          Individual Account                                             16

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1.34          Individual Retirement Account                                  16
1.35          Investment Fund                                                16
1.36          Investment Manager                                             16
1.37          IRC                                                            17
1.38          Limitation Year                                                17
1.39          Non-Participating Contributions                                17
1.40          Non-Participating Contribution Account                         17
1.41          Normal Retirement Age                                          17
1.42          Over-The-Road Driver                                           17
1.43          Participant                                                    17
1.44          Participant Loan Fund                                          18
1.45          Participating Contributions                                    18
1.46          Participating Contribution Account                             18
1.47          Period of Employment                                           18
1.48          Period of Severance                                            20
1.49          Plan                                                           20
1.50          Plan Year                                                      20
1.51          Predecessor Plan                                               20
1.52          Predecessor Plan Account                                       21
1.53          Qualified Nonelective Contributions                            21
1.54          Qualified Plan Rollover Contribution                           21
1.55          Reemployment Date                                              21
1.56          Rollover Account                                               21
1.57          Rollover Contribution                                          21
1.58          Severance from Service Date                                    21
1.59          Special Stock Fund                                             22
1.60          Spouse                                                         22
1.61          Trust                                                          22
1.62          Trust Agreement                                                22
1.63          Trustee                                                        22
1.64          Valuation Date                                                 23


ARTICLE II - ELIGIBILITY AND PARTICIPATION
2.01          Eligibility                                                    23
2.02          Participation                                                  24
2.03          Beneficiary Designation                                        25


ARTICLE III - CONTRIBUTIONS
3.01          Participating Contributions                                    26
3.02          Employer Matching Contributions                                27
3.03          Non-Participating Contributions                                28

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3.04          Maximum Deductible Contributions and                           29
              Statutory Limitation on Contributions
3.05          Election                                                       38
3.06          Predecessor Plan Accounts                                      38
3.07          Rollover Contributions                                         38


ARTICLE IV -  INVESTMENT OPTIONS AND FUNDS
4.01          Investment Options                                             40
4.02          Direction of Investments                                       41
4.03          Investment Fund Transfers                                      42


ARTICLE V -   ALLOCATION TO INDIVIDUAL ACCOUNTS
5.01          Individual Accounts                                            43
5.02          Allocation of Contributions                                    43
5.03          Allocation of Adjustment                                       44
5.04          Equitable Allocations                                          44
5.05          Maximum Additions                                              44


ARTICLE VI -  DISTRIBUTIONS AND VESTING
6.01          Vesting of Participant's Accounts                              46
6.02          Vesting of Employer Matching Account                           46
6.03          Retirement                                                     47
6.04          Disability                                                     47
6.05          Death Before Retirement or Termination                         48
                       of Employment
6.06          Severance from Service                                         48
6.07          Method of Payment                                              49
6.08          Benefits to Minors and Incompetents                            54
6.09          Payment of Benefits                                            55


ARTICLE VII - WITHDRAWALS
7.01          Withdrawals Generally                                          62
7.02          Order of Withdrawals                                           62
7.03          Withdrawal Because of Hardship                                 64
7.04          Projected Interest on Withdrawals                              65
7.05          IRC Section 72                                                 65
7.06          Qualified Domestic Relations Orders                            65

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ARTICLE VIII - FUNDING
8.01          Contributions                                                  66
8.02          Trustee                                                        67


ARTICLE IX -  FIDUCIARIES
9.01          General                                                        67
9.02          Corporation                                                    68
9.03          Trustee                                                        68
9.04          Committee                                                      68
9.05          Missing Persons                                                70
9.06          Indemnification of Fiduciaries                                 70


ARTICLE X -   AMENDMENT AND TERMINATION OF PLAN
10.01         Amendment of the Plan                                          71
10.02         Termination of the Plan                                        71
10.03         Allocation of Assets                                           72
10.04         Application of Assets                                          72
10.05         Merger, Consolidation and Transfers of                         73
              Assets or Liabilities


ARTICLE XI -  PROVISIONS RELATING TO EMPLOYERS INCLUDED IN PLAN
11.01         Method of Participation                                        74
11.02         Withdrawal                                                     74


ARTICLE XII - TOP HEAVY PROVISIONS
12.01         Definitions                                                    75
12.02         Top Heavy Plan                                                 78


ARTICLE XIII - MISCELLANEOUS
13.01         Governing Law                                                  80
13.02         Construction                                                   81
13.03         Administration Expenses                                        81
13.04         Participant's Rights; Acquittance                              81
13.05         Spendthrift Clause                                             81
13.06         Return of Contributions                                        82
13.07         Counterparts                                                   82

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ARTICLE XIV - LOANS
14.01         Loans to Participants                                          82


ARTICLE XV - ADOPTION OF THE PLAN                                            86


ARTICLE XVI - SPECIAL PROVISIONS WITH RESPECT TO EMPLOYEES OF

DETROIT MILFORD AVENUE LABORATORY
16.01         Detroit Plan                                                   86


ARTICLE XVII - SPECIAL PROVISIONS WITH RESPECT TO EMPLOYEES OF

CERTAIN PREDECESSOR PLANS
17.01         BSM Plan                                                       88
17.02         Knoll Plan                                                     88
17.03         FDO Plan                                                       89
17.04         Polysar Plan                                                   90
17.05         Wintershall Plan                                               90
17.06         Information Systems Plan                                       91
17.07         Olin Plan                                                      92
17.08         Mobil Plan                                                     93

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INTRODUCTION

Effective January 1, 1992, BASF Corporation hereby amends and restates the BASF Corporation Employee Savings Plan, effective January 1, 1987 (the "Plan"). The provisions of certain sections of the Plan shall become effective as of the dates specified in such sections.

The purpose of this Plan, which shall be qualified as a profit sharing plan under applicable governmental rules, is to provide additional incentive and retirement security for eligible employees of participating Employers.

It is intended that this Plan, together with the Trust Agreement, meet all the requirements of the Employee Retirement Income Security Act of 1974 and the Plan shall be interpreted to comply with the terms of the Act and all formal regulations and rulings issued under such Act and amendments thereto. It is further intended that the Plan shall be qualified under Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code, and that the trust established for the Plan shall be a qualified trust and exempt from taxation under Section 501(a) of such Code.



                                       i

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ARTICLE I

DEFINITIONS


As used herein, unless otherwise required by the context, the following words and phrases shall have the meanings indicated:


1.01 Accrued Benefit, as used in regard to a Participant's or Former Participant's Individual Account or stipulated portion thereof, means, as of any date, the account balance as of the most recent Valuation Date plus Contributions made to the Trust since such Valuation Date on behalf of such Participant reduced by any withdrawals and distributions.

1.02 Actual Deferral Percentage, for a specified group of Employees for a Plan Year, shall mean the average of the ratios (calculated separately for each Employee in such group) of:

                  (i) the amount of Before-Tax Contributions actually paid over to the Trust on behalf of each such Employee for such Plan Year, to

                  (ii) the Employee's Compensation for such Plan Year. For these purposes, a Before-Tax Contribution shall be taken into account for a Plan Year only if it is allocated to the Employee under the Plan as of a date within that Plan Year and relates to compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2-1/2 months after the close of the Plan Year (but for the deferral election). A Before-Tax Contribution is considered allocated as of a date within a Plan Year only if (i) the allocation is not contingent upon the Employee's participation in the Plan or performance of services on any date subsequent to that date and (ii) the Before-Tax Contribution is actually paid to the trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates.

         For purposes of computing an Employee's Actual Deferral Percentage for a Plan Year, Compensation shall be limited to only that Compensation received by the Employee while such Employee is eligible to participate in the Plan.

1.03 Affiliate means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the

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         Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

1.04 After-Tax Contributions means Contributions made to the Plan by a Participant in accordance with Section 3.01 or 3.03 of Article III which are not Before-Tax Contributions.

1.05 Before-Tax Contributions means Contributions made to the Plan by the Employer in accordance with Section 3.01 and 3.03 of Article III pursuant to a salary reduction election by the Participant. Such election shall provide that the Participant's Employer shall reduce the Participant's compensation during each pay period by a designated percentage of Compensation and contribute the amount so determined to the Plan on behalf of the Participant.

1.06     Beneficiary means any person designated by a Participant, pursuant to
         Section 2.03, to receive such benefits as may become payable hereunder after the death of such Participant.

1.07     Board of Directors means the Board of Directors of the Corporation.

1.08 Committee means the Pension and Benefits Committee of BASF Corporation as described in Section 9.04.

1.09 Compensation means (a) the base pay as recorded in the payroll records or, as the case may be, salary administration prior to any salary reduction elections under this Plan or any other plan meeting the requirements of IRC Sections 125 and 401(k), and shall include (b) straight-time pay for overtime work and commissions, but shall not include (c) awards; half-time premiums for overtime; bonuses and incentive pay; moving expense reimbursements; payments from any Corporation sponsored health plan; payments or bonuses made to attract new employees or similar payments; and, effective January 1, 1995, retention or retention type payments, plant shut-down premiums and similar payments made upon termination of employment. Notwithstanding the foregoing sentence, a bonus paid in 1987 to an Employee previously covered by the Badische Corporation Savings Plan and/or the Inmont Savings Plan attributable to services performed in 1986 shall be included in compensation. With respect to Over-The-Road Drivers, Compensation shall mean gross pay.

         Notwithstanding any other contrary provision of the Plan, Compensation taken into account under the Plan shall not exceed $150,000 ($200,000 for Plan Years ending on or before January 1, 1994), adjusted for changes in the cost of living as provided in IRC Section 415(d), or such other amount as required by IRC

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         Section 414, for the purpose of calculating a Participant's Accrued
         Benefit (including the right to any optional benefit provided under the Plan) for any Plan Year beginning after December 31, 1988. However, the Accrued Benefit determined in accordance with this provision shall not be less than the Accrued Benefit determined on January 1, 1989 without regard to this provision. Notwithstanding the preceding sentence, the Accrued Benefit of any Participant who is a Highly Compensated Employee, within the meaning of IRC Section 414(q), is reduced to the extent a benefit has accrued with respect to Compensation in excess of $200,000 during the 1989 Plan Year before the later of the adoption or effective date of this provision. Additionally, in the case of determining the Compensation of a five-percent (5%) owner or of a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest compensation for the year, the family aggregation rules, as contained in 414(q) shall apply. If, as a result of the application of such rules the compensation limit is exceeded, then the compensation limit shall be prorated among the affected individuals in proportion to each such individual's compensation as determined prior to the application of the compensation limit. For purposes of Section 5.05, Compensation means the amount incredible in gross income for the taxable year which coincides with the Plan Year excluding (i) any salary reduction contributions under this Plan or any plan meeting the requirements of IRC Sections 125 or 401(k), (ii) Employer contributions on behalf of an Employee to a simplified employee pension described in Code Section 408(k); (iii) any distribution from a plan of deferred compensation; (iv) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (v) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and (vi) other amounts which receive special tax benefits, such as premiums for group term life insurance or contributions made by an Employer towards the purchase of an annuity contract described in IRC Section 403(b). For purposes of the Actual Deferral Percentage test described in Section 3.04(C) and the Contribution Percentage Test described in Section 3.04(g), Compensation means base pay as recorded in the payroll records or, as the case may be, salary administration prior to any salary reduction election under this Plan or any other plan meeting the requirements of IRC Sections 125 or 401(k), and shall include straight-time pay for overtime work, commissions, and bonuses.

1.10 Contributions means payments as provided herein by the Employer and/or the Participants to the Trustee for the purpose of providing the benefits under this Plan.

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1.11     Contribution Percentage, for a specified group of Employees for a Plan
         Year, shall mean the average for the ratios (calculated separately for each Employee in such group) of:

                  (i) the sum of the Employer Matching Contributions and After-Tax Contributions paid under the Plan on behalf of each such Employee for such Plan Year, to

                  (ii) the Employee's Compensation for such Plan Year.
         For purposes of calculating an Employee's Contribution Percentage for a Plan Year, Compensation shall be limited to only that Compensation which was received by the Employee while such Employee was eligible to participate in the Plan.

1.12 Corporation means BASF Corporation, a Delaware corporation, or any successor thereto. The Corporation is the sponsor, the named Fiduciary and the administrator of the Plan (unless delegated by the Corporation) for purposes of ERISA as it relates to the employees of each Employer.

1.13 Disability or Disabled shall mean a Participant's qualification for long-term disability benefits under a plan(s) sponsored by the Corporation.

1.14 Early Retirement means termination of employment while eligible for an early retirement benefit under the Employer's pension plan covering the Participant.

1.15     Effective Date means January 1, 1992.

1.16 Elective Deferrals means any Employer contributions made to a qualified cash or deferred arrangement as described at IRC Section 401(k), at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction election described in Sections 3.01 and 3.03 of Article III of the Plan.

1.17 Employee means any employee not covered by a collective bargaining agreement entered into by the Employer, unless such agreement, by specific reference to the Plan, provides for coverage under the Plan, and any employee of such other groups as are authorized to participate by the Committee and for whom the Employer is obligated to withhold FICA and/or Federal withholding taxes. Notwithstanding the foregoing, part-time or full-time interns, contract workers or workers who are characterized by the Company as independent contractors are not covered by and shall not be eligible to participate in the Plan. No such individual shall be covered by, or eligible to participate in the Plan even if such individual has been or, in the future may be determined to be a common law employee of the Company. A Leased Employee shall mean any person


                                       4
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         (other than an employee of the recipient employer) who pursuant to an agreement between the recipient employer and any other person (the Leasing Organization), has performed services for the recipient employer (or for the recipient employer and related persons determined in accordance with Section 414(n) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the Leasing Organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         Leased Employees shall not be treated as Employees unless the requirements of Section 414(n) require such Leased Employees to be included in the definition of Employee in order to meet the Plan qualification requirements in that IRC Section and then only if the coverage requirements of IRC Section 410(b) would otherwise not be met. If a Leased Employee should become an Employee eligible to participate in the Plan, such former Leased Employee shall be credited with his service as a Leased Employee for purposes of participation and vesting under the Plan.

1.18 Employer means, collectively or individually as the context may indicate, the Corporation and any other corporation which (a) is a member of the same controlled group of corporations as the Corporation (as determined pursuant to IRC Sections 414(b), (c), (m), and (o), (b) the Committee shall have authorized to adopt the Plan and (c) by action of such other's corporation's board of directors shall adopt the Plan and become signatory to the Trust Agreement, or any successor to one or more of such entities.

1.19 Employer Matching Contribution Account means the account to which amounts attributable to Employer Matching Contributions (including any additional Employer contribution, as described in Section 3.04(d)(ii), other than a contribution made by reason of a salary reduction election which may be made to the Plan) shall be credited.

1.20 Employer Matching Contributions means the Employer contribution as determined in accordance with Section 3.02.

1.21 Excess Aggregate Contributions means with respect to any Plan Year, the excess of: (i) the aggregate Contribution Percentage amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum Contribution Percentage amounts permitted by the actual Contribution Percentage (the "ACP") test of Section 3.04(g) of the Plan, determined by reducing contributions made on behalf of Highly Compensated Employees in

                                       5
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         order of their Contribution Percentages beginning with the highest of such percentages in the manner set forth in Treasury Regulation Section 1.401(m)-1(e)(2). This leveling method is accomplished by first reducing the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage to the extent necessary to satisfy the ACP test or cause such ratio to equal the Contribution Percentage of the Highly Compensated Employee with the next highest ratio and then repeating this process until the ACP test is satisfied.

1.22 Excess Contributions means, with respect to any Plan Year, the excess of: (i) Before-Tax Contributions (including any Qualified Nonelective Contributions and Employer Matching Contributions that are treated as Before-Tax Contributions for purposes of the Actual Deferral Percentage (the "ADP") test of Section 3.04(C) of the Plan) actually made on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of Before-Tax Contributions permitted by the ADP test, determined by reducing contributions made on behalf of Highly Compensated Employees in order of their actual deferral ratios beginning with the highest of such ratios in the manner set forth in Treasury Regulation Section 1.401(k)-1(f)(2). This leveling method is accomplished by first reducing the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio to the extent necessary to satisfy the ADP test or cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest ratio and then repeating this process until the ADP test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee is then equal to the total of Elective and other Contributions taken into account for the ADP test minus the product of the Employee's reduced deferral ratio as determined above and the Employee's Compensation.

         In the case of a Highly Compensated Employee whose actual deferral ratio is determined under the family aggregation rules, the determination of the amount of Excess Contributions shall be made as follows: the actual deferral ratio shall be reduced in accordance with the leveling method set forth in Treasury Regulation Section 1.401(k) - 1(f)(2) and the Excess Contributions will be allocated among the Family Members in proportion to the contributions of each Family member that have been combined.

1.23 Excess Deferral has the meaning defined in IRC Section 402(g)(2), but excluding amounts described in Section 1105(C)(5) of the Tax Reform Act of 1986.

1.24 Employment Date means the date an Employee first performs an Hour of Service for the Employer.

1.25 ERISA or Act means the Employee Retirement Income Security Act of 1974 as amended from time to time.

1.26     Family Member means an individual described in IRC Section 414(q)(6).

1.27 Fiduciary means the Corporation, the Employer, the Trustee, the Committee, and any individual, corporation, firm or other entity which assumes, in accordance with Article IX, responsibilities of the Corporation, the Employer, the Trustee or the Committee respecting management of the Plan or the disposition of its assets.

1.28     Forfeiture has the meaning referred to in Section 6.06.

1.29 Former Participant means a Participant whose participation in the Plan has terminated but who has not received payment in full of the balance in his Individual Account to which he is entitled.

1.30 Hardship means an immediate and heavy financial need of the Participant where the Participant establishes, pursuant to Section 7.03, that the hardship withdrawal is for: (1) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (2) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents (as defined in IRC Section
         152); (3) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on that residence; (4) expenses for medical care described in IRC Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in IRC Section
         152) or necessary for those persons to obtain medical care described in IRC Section 213(d); or (5) any other hardship consistent with rules, regulations, or other guidelines issued by the IRS.

         Such Hardship is limited to the amount of actual financial need that is unavailable to the Participant from the Participant's other sources. The determination with respect to the Hardship shall be made by the Committee in accordance with Section 7.03, and such determination shall be made on a non-discriminatory basis, and applied uniformly to all Participants under similar circumstances.

1.31 Highly Compensated Employee means, generally, any eligible Employee who, with respect to an Employer, performs services during the determination year and is described in any one or more of the following groups applicable with respect to the look-back year calculation and/or determination year calculation for such determination year:

                  (i) any Employee who at any time during the determination year or the look-back year was a five-percent owner;

                  (ii) any Employee who during the look-back year received compensation in excess of $75,000 (or its indexed equivalent);

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

                  (iii) any Employee who during the look-back year both (a) received compensation in excess of $50,000 (or its indexed equivalent) and (b) was a member of the top-paid group (the top-paid 20% of the Employers in the controlled group of corporations on the basis of compensation for the Plan Year);

                  (iv) any Employee who during the look-back year both (a) was an officer within the controlled group of corporations and (b) received compensation in excess of $45,000 (or its indexed equivalent).
         An Employee who is not determined to be a Highly Compensated Employee under any of the above four categories must be considered a Highly Compensated Employee if, during the determination year, such Employee
         (i) is among the 100 top-paid employees of the controlled group of corporations and (ii) meets any one of the categories (ii), (iii), or
         (iv) above for the determination year.

         The dollar amounts set forth in paragraphs (ii), (iii) and (iv) shall be adjusted annually for increases in the cost of living in accordance with Section 415(d) of the Code effective as of January 1 of the calendar year such increase is promulgated and applicable to the Plan Year which begins with or within such calendar year.

         For purposes of paragraph (iv), no more than 50 employees (or if less, the greater of three employees or 10% of the employees) shall be treated as officers. If no officer of the employer is described in this paragraph, the highest paid officer of the employer shall be treated as highly compensated. A highly compensated employee shall also include a Highly Compensated Former Employee. A Highly Compensated Former Employee is any employee who separates from service (or was deemed to have separated) prior to the Determination Year, performs no service for the Employer during the Determination Year, and was a highly compensated employee for either the separation year or any Determination Year ending on or after the employee's 55th birthday.

         For purposes of these definitions, the following shall be applicable:

                  (i) Compensation shall mean compensation within the meaning of
         Section 415(C)(3) of the Code, including elective salary reduction contributions to a cafeteria plan described in Section 125 of the Code and a cash or deferred arrangement as described in Section 402(a)(8) and 402(h)(1)(B) of the Code.

                  (ii) The Determination Year is the applicable plan year for which a determination is being made and the Look-Back Year is the 12-month period immediately preceding the Determination Year.

                  (iii) The determination of who is a highly compensated employee, including the determination of the number and identity of employees in the top-paid group, the top 100 employees and the number of employees treated as officers shall be governed by Section 414(q) of the Code and Treasury Regulation Section 1.414(q)-1T. For this purpose, all employers required to be aggregated with the Employer under Sections 414(b), (c), (m) or (o) will be treated as a single employer.

                  (iv) The compensation and contributions under the Plan of a highly compensated employee who is a 5% owner or in the group consisting of the ten highly compensated employees paid the greatest compensation during any Determination Year or Look-Back Year shall be determined by aggregating such amounts with the compensation and contribution of each other employee who is the spouse, lineal ascendant or descendant or spouse of a lineal ascendant or descendant of such highly compensated employee.

                  (v) The Corporation may make the following elections as provided for in Code Section 414(q) and Treasury Regulation Section 1.414(q)-1T:

               (A) the simplified method for determining highly compensated employees in accordance with Code Section 414(q)(12);

               (B) the special rule for determining Highly Compensated Former Employees who separated from service before January 1, 1987 in accordance with Treasury Regulation Section 1.414(q)-1T Q&A-4(d);

               (C) the calendar year election or the Look-Back Year election in accordance with Treasury Regulation Section 1.414(q)-1T Q&A-14(b);

               (D) the modification on a consistent and uniform basis of the permissible age and service exclusions in accordance with Treasury Regulation Section 1.414(q)-1T, Q&A-9(b)(2);

               (E) the inclusion of employees covered under a collective bargaining agreement in accordance with Treasury Regulation
               Section 1.414(q)-1T, Q&A-9(b)(2)(ii);

               (F) the inclusion of leased employees in determining the highly compensated group in accordance with Treasury Regulation Section 1.414(q)-1T Q&A-7(b)(4); and

               (G) the transition rule in accordance with Treasury Regulation
               Section 1.414(q)-1T Q&A-15.

1.32 Hour of Service means the first hour for which an employee is paid for the performance of duties for the Employer.

1.33 Individual Account means the detailed record kept of the amounts credited or charged to each Participant in accordance with the terms hereof. Such Individual Account may consist of After-Tax or Before-Tax Accounts in a Participating Contribution Account, Non-Participating Contribution Account, an Employer Matching Contribution Account, a Rollover Account and a Predecessor Plan Account as required or determined by the Committee.

1.34     Individual Retirement Account has the meaning referred to in Section
         3.07(C).

1.35 Investment Fund means any fund selected by and approved by the Committee for the investment of assets held in the trust fund, pursuant to Article IV.

1.36 Investment Manager means a person or entity (as defined in section 3(38) of ERISA) which has been appointed under the terms of the Trust Agreement and which has the power to manage, acquire, or dispose of Plan assets and which is either:

                  (a) an investment advisor registered under the Investment Advisors Act of 1940, as amended; or

                  (b) a bank as defined in the Investment Advisors Act of 1940, as amended; or

                  (c) an insurance company qualified to manage assets of retirement plans or perform similar functions under the laws of more than one state; and which acknowledges in writing that it is a Fiduciary with respect to the Plan.

1.37 IRC or Code means the Internal Revenue Code of 1986, as amended from time to time.

1.38 Limitation Year means the twelve (12) month period commencing January 1 and ending December 31.

1.39 Non-Participating Contributions means Contributions made to the Plan pursuant to Section 3.03 of Article III. Contributions may be made (a) by the Participant as After-Tax Contributions or (b) through salary reduction elections hereinafter provided by the Employer on the Participant's behalf as Before-Tax contributions.

1.40 Non-Participating Contribution Account means that portion of a Participant's Individual Account attributable to Non-Participating Contributions. A Participant's Non-Participating Contribution Account shall be further divided into an After-Tax Account and a Before-Tax Account.

1.41 Normal Retirement Age means the date a Participant attains the age of sixty-five (65).

1.42 Over-The-Road-Driver means any employee who transports materials for the Corporation, whose Compensation is based on mileage, and who is paid on a weekly basis.

1.43     Participant means any employee who becomes a Participant as provided in
         Article II hereof.

1.44 Participant Loan Fund means an account invested in debt obligations evidencing loans to the Participant pursuant to Article XIV or pursuant to provisions relating to loans under any Predecessor Plan.

1.45 Participating Contributions means Contributions made to the Plan pursuant to Section 3.01. Participating Contributions may be made (a) by the Participant as After-Tax contributions or (b) through salary reduction elections hereinafter provided by the Employer on the Participant's behalf as Before-Tax Contributions.

1.46 Participating Contribution Account means that portion of a Participant's Individual Account attributable to Participating Contributions. A Participant's Participating Contribution Account shall be further divided into an After-Tax Account and a Before-Tax Account.

1.47 Period of Employment means the period which commences on an Employee's Employment Date or Reemployment Date and ends on a Severance from Service Date. All periods of service shall be aggregated. For purposes of determining participation in Article II and vesting in Article VI:

                  (a) periods of employment with an Affiliate which would have constituted a twelve-month Period of Employment had the Employee been employed by the Employer shall be included as if such periods had been performed for the Employer; and

                  (b) periods of employment with the Employer other than as an Employee which would have constituted a twelve-month Period of Employment had the Employee been employed as an Employee shall be included as if such periods had been performed as an Employee.

         With respect to a former Employee who is reemployed within twelve months of a Severance from Service Date, such former Employee's Period of Severance shall be credited towards his Period of Employment for purposes of participation and vesting under the Plan.

                  (c) Service Spanning Rules: If an Employee incurs a Period of Severance by reason of a quit, discharge, disability, or retirement and then performs an Hour of Service within 12 months of the Severance from Service Date, such Employee's Period of Severance and Periods of Employment prior to the Severance from Service Date shall be included in determining his Periods of Employment for purposes of participation and vesting under the Plan. Further, if an Employee incurs a Period of Severance by reason of a quit, discharge or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge or retirement or death, and then performs an Hour of Service within 12 months of the date on which the Employee was first absent from service, such Period of Severance and Periods of Employment prior to the Severance from Service Date shall be included in determining the Employee's Periods of Employment for purposes of participation and vesting under the Plan. Notwithstanding anything herein to the contrary, a Period of Employment shall include periods of employment with an employer prior to the date such employer becomes related to the Company by purchase, acquisition, merger consolidation or otherwise, to the extent such service has been approved by resolution of the Committee.

         Notwithstanding anything herein to the contrary, a period of qualified military service as defined in IRC Section 414(u) shall be included in a Participant's Period of Employment under the Plan in accordance with the requirements of such Section 414(u).

1.48 Period of Severance means a period of time commencing on an Employee's Severance from Service Date and ending on his subsequent Reemployment Date. A one-year Period of Severance is a 12-consecutive month period, beginning on the Severance from Service Date and ending on the first anniversary of such Date, provided that the Employee does not perform an Hour of Service for the Employer during such 12-consecutive month period.

1.49 Plan means the BASF Corporation Employee Savings Plan as contained herein or as duly amended.

1.50 Plan Year means the twelve (12) month period beginning on each January 1 and ending on each December 31.

1.51     Predecessor Plan means any plan:

                  a) in which a Participant participated before becoming a Participant of this Plan, and

                  (b) from which his accounts were transferred into the Trust, and

                  (c) which is designated by the Committee as a Predecessor
         Plan.

1.52 Predecessor Plan Account means the account to which amounts attributable to a Participant's account under a Predecessor Plan have been credited.

1.53     Qualified Nonelective Contributions has the meaning defined in IRC
         Section 401(m)(4)(c).

1.54     Qualified Plan Rollover Contribution has the meaning referred to in
         Section 3.07(b).

1.55 Reemployment Date means the date, following a Severance from Service Date, on which an Employee again performs an Hour of Service.

1.56 Rollover Account means an account used to receive transfers or rollovers in accordance with Section 3.07.

1.57     Rollover Contribution has the meaning referred to in Section 3.07.

1.58  Severance from Service Date means the earlier of the following dates:

                  (a) the date on which an Employee quits, retires, is discharged, becomes disabled or dies,

                  (b) the first anniversary date of the beginning of a period in which an employee remains absent from service (with or without pay) with the employer for any reason other than quit, retirement, discharge, disability or death. Such absence includes, by the way of example without limitation: vacation, holiday, sickness, leave of absence or layoff.

         To the extent not already credited, service shall be credited solely for purposes of determining whether a Severance from Service Date has occurred with respect to an Employee who is absent from work regardless of whether the Employee is paid for such absence but only through the second anniversary of the first date of such absence:

                  (a)  by reason of the pregnancy of the Employee,

                  (b)  by reason of the birth of a child of the Employee,

                  (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

                  (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         Further, the Committee may request that the Employee furnish any information the Committee may require to establish that the absence is for the reasons hereinbefore provided and the number of days for which there was such an absence. In the event such information is not submitted in a timely manner, no service shall be credited pursuant to this paragraph.

1.59 Special Stock Fund means the account which holds certain assets from former qualified plans as described in Section 3.06.

1.60     Spouse means the person to whom the Participant is legally married.

1.61 Trust means the trust established pursuant to the Trust Agreement to hold the assets of the Plan.

1.62 Trust Agreement means the agreement entered into between the Corporation and the Trustee pursuant to Article VIII hereof.

1.63 Trustee means such individual, individuals or financial institution, or a combination of them as shall be designated in the Trust Agreement to hold in trust any assets of the Plan for the purpose of providing benefits under the Plan, and shall include any successor trustee to the trustee initially designated thereunder.

1.64 Valuation Date means each business day. The Trust shall be valued at fair market value at the close of business on each business day. The Committee may from time to time value the Trust as of any other date as it deems desirable.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.01  Eligibility.

      A) Any Employee who was eligible to participate in the Plan or who was a Participant of the Plan on December 31, 1991 shall continue to be eligible to participate in the Plan or continue as a Participant in the Plan on January 1, 1992.

      B) Any other Employee shall be eligible to participate in the Plan upon completion of a one-year Period of Employment and may enroll in the Plan as of the first day of the month coincident with or next following satisfaction of this requirement. An Employee shall be eligible to participate in the Plan on the date he first performs an Hour of Service for his Employer.

      In determining the completion of a one-year Period of Employment for eligibility to participate in the Plan, an Employee who completes the one-year Period of Employment requirement on the first anniversary of his Employment Date satisfies the minimum service requirement as of such date. In the case of an Employee who fails to complete a one-year Period of Employment on the first anniversary of his Employment Date, all Periods of Employment shall be aggregated so that a one-year Period of Employment shall be completed as of the date the Employee completes 12 months of service (30 days are deemed to be a month in the aggregation of fractional months) or 365 days of service.

      2.02 Participation. Participation in the Plan is voluntary. In order to become a Participant, an eligible Employee must complete an application form provided by the Committee and make an investment selection on or before the fifteenth (15th) day of the month preceding the month in which it is to be effective. Each eligible Employee, in order to become a Participant, must have Participating Contributions contributed on his behalf to the Plan in accordance with Section 3.01 of Article III hereof. In the event an Employee does not participate when initially eligible he may elect to participate effective the first day of any subsequent month if he is then eligible by filing an application on a timely basis.

      Once a Participant, an Employee shall remain a Participant until his Severance from Service Date. In the event either an Employee ceases to be a Participant due to his termination of employment or is a former eligible Employee and is later reemployed as an Employee, he shall be eligible to participate immediately on his Reemployment Date. The Employee may enroll in the Plan as of the first day of the month coincident with or next following his Reemployment Date and shall resume participation by filing an application for reenrollment by the fifteenth day of the month of reemployment.

      A Participant who transfers to a noncovered status shall continue to be considered a Participant but shall no longer be eligible to make contributions pursuant to Article III. An eligible Employee shall commence Plan participation as of the first pay cycle following completion of the enrollment process established by the Committee, or as soon thereafter as is administratively practicable. The Committee may permit enrollment through the completion and filing of forms provided for this purpose and/or through electronic or computer means, or as otherwise determined by the Committee in its sole discretion.

      2.03 Beneficiary Designation. Upon commencing participation, each Participant shall designate a Beneficiary on forms furnished by the Committee. Such Participant may then from time to time change his designated Beneficiary by written notice to the Committee and, upon such change, the rights of all previously designated Beneficiaries to receive any benefits under this Plan shall cease. It is specifically provided that the Spouse of the Participant shall consent in writing to any Beneficiary designation other than the Spouse. Such consent shall be witnessed by a notary public or a representative of the Committee. The Committee may accept a Beneficiary designation without the consent of the Spouse if there is no Spouse, the Spouse cannot be located, or in such other circumstances as may be prescribed by regulations. Any Spousal consent shall only be applicable to the Spouse granting such consent. If, at the date of death of the Participant, no duly designated Beneficiary exists, or if the Beneficiary designated shall have died prior to the death of the Participant, or if the Participant has revoked a prior designation by a writing filed with the Committee without having filed a new designation, then any death benefits which would have been payable to the Beneficiary shall be payable to the Participant's Spouse, if any, at the date of the Participant's death; if no such Spouse is living, to the Participant's children, equally; or if none survive, then to the Participant's estate.


ARTICLE III

CONTRIBUTIONS

      3.01 Participating Contributions. A Participant may elect to have contributed to the Plan on his behalf up to 4% of his Compensation as his Participating Contribution percentage. Such Contribution may be made as either Before-Tax Contribution or an After-Tax Contribution or any combination thereof in 1% increments (except to the extent of any limitation imposed by the Code). However, in no event, may there be more than a total of 4% of Compensation contributed as Participating Contributions.

      Participating Contribution elections shall be made on appropriate forms to be provided by the Committee. Such forms shall authorize the Employer to deduct from the Participant's pay thereafter payable to the Participant in the case of a Participant's

After-Tax contributions or to reduce the Participant's pay in the case of a Participant's Before-Tax Contributions an amount produced by multiplying the Participating Contribution percentage elected by the Participant by his Compensation. Deductions or reductions shall commence on the date the contribution election shall become effective.

      Once contributed to the Plan, Participating Contributions shall be credited to a Participant's Participating Contribution Account at the end of each month and shall be further maintained in a Before-Tax Account or an After-Tax Account. A Participant's designation of a Participating Contribution percentage shall continue in effect until changed by the Participant, as hereinafter provided unless changed by recharacterization.

      A Participant may, on an appropriate form provided by the Committee, change his Participating Contribution percentage to any percentage prescribed in this Section 3.01 to become effective pursuant to Section 3.05.

      A Participant may elect to cease future Participating Contributions to the Plan. Such election shall become effective pursuant to Section 3.05 and shall automatically be treated as an election to cease future Non-Participating Contributions. In the event any such Participant desires thereafter to have contributions made on his behalf, he shall be allowed to do so as of the first pay received in any subsequent month by making a timely and proper application on a form as provided by the Committee.

      The employer shall pay to the Trustee each Participant's Participating Contributions within one (1) month following the month such Participating Contribution was deducted or reduced from the Participant's Compensation but no later than 30 days after the end of the Plan Year.

      3.02 Employer Matching Contributions. Concurrently with the Participant's Participating Contributions, the Employer shall contribute to the Plan for the account of each Participant an amount equal to each such Participant's Participating Contributions made to the Plan. Employer Matching Contributions with respect to a month shall be credited to each Participant's Employer Matching Contribution account.

      3.03 Non-Participating Contributions. A Participant who has elected to make Participating contributions of 4% of Compensation may elect to have contributed to the Plan on his behalf an additional 1% to 10% of his Compensation as his Non-Participating Contribution. Effective November 1, 1992, a Participant may elect to have contributed to the Plan on his behalf an additional 1% to 12% of his Compensation as his Non-Participating Contribution. Non-Participating Contributions may be either Before-Tax Contributions or After-Tax Contributions or any combination thereof in increments of 1%.

      Once contributed to the Plan, Non-Participating Contributions shall be credited to a Participant's Non-Participating Contribution Account and shall further be maintained as a Before-Tax Account or an After-Tax Accounts directed by the Participant. Non-Participating Contributions, as provided in this Section 3.03, shall not be matched by Employer Matching Contributions.

      Any such Non-Participating Contributions, whether they be Before-Tax Contributions or After-Tax Contributions, shall be made by payroll deduction or reduction at the same time and in the same manner as Participating Contributions as provided in Section 3.01.

      A Participant's designation of a Non-Participating Contribution percentage shall continue in effect until changed by the Participant, as hereinafter provided. A Participant may, on an appropriate form provided by the Committee, change his Non-Participating Contribution percentage to any percentage prescribed in this Section 3.03 to become effective pursuant to Section 3.05. Such designation shall also allow a Participant to change the percentage applicable to After-Tax Contributions, to be effective as of the aforementioned date.

      A Participant may elect to cease future Non-Participating Contributions to the Plan. Such election shall become effective pursuant to Section 3.05. In the event any such Participant desires thereafter to have Non-Participating Contributions made on his behalf, he shall be allowed to do so as of the first of any subsequent month by making a timely and proper application on a form provided by the Committee.

      The Employer shall pay to the Trustee each Participant's Non-Participating Contributions within one (1) month following the month such Non-Participating Contributions was deducted or reduced from the Participant's Compensation.

      3.04 Maximum Deductible Contributions and Statutory Limitation on Contributions. In no event shall the Employer be obligated to make a Contribution for a given Plan Year in excess of the maximum amount deductible for the Employer under IRC Section 404(a)(3)(A), or any statute or rule of similar import.

      Notwithstanding any other provision in the Plan relating to Elective Deferrals, Employer Matching Contributions and/or employee contributions, the following provisions shall control:

      (a) Effective for Plan Years beginning after December 31, 1987, the amount of Elective Deferrals for a Participant under the Plan (and any other plan maintained by the Employer or an Affiliate) for his taxable year shall not exceed $7,000 (or such increased amount reflecting changes in the cost of living in the manner described at Code Section 402(g)(5)). Any Excess Deferral may be distributed to the Participant in accordance with the rules of subsection (b) hereof.

      (b) To the extent the Participant has made Elective Deferrals to the Plan in excess of the amount set forth is subsection (a), such Excess Deferrals may be distributed to him no later than the 15th day of April following the end of the taxable year during which such Elective Deferrals are made. The amount of Excess Deferrals that may be distributed hereunder with respect to a Participant for a taxable year shall be reduced by any Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

      If, for a taxable year, a Participant makes Elective Deferrals to this Plan and to any other plan or arrangement, he may allocate the amount of any Excess Deferrals for such taxable year among such plans. No later than the first day of March following the close of the taxable year during which the Excess Deferrals are made, the Participant shall notify the Committee in writing of the amount of the Excess Deferrals allocated to this Plan. Such amount may then be distributed (including income thereon) to the Participant no later than the following April 15th.

      Income allocable to Excess Deferrals is equal to the allocable gain or loss for the taxable year of the individual. Income on Excess Deferrals for the taxable year of the individual shall be allocated by multiplying the income for the taxable year allocable to Elective Deferrals by a fraction, the numerator of which is the Excess Deferrals by the Employee for the taxable year and the denominator of which is the sum of (i) the total account balance of the employee attributable to Before-Tax Contributions as of the beginning of the taxable year, plus (ii) the Employee's Before-Tax Contributions for the taxable year.

      (c) For each Plan Year beginning after December 31, 1986, the Actual Deferral Percentage for the group of eligible Highly Compensated Employees shall bear a relationship to the Actual Deferral Percentage for all other eligible Employees that meets either of the following tests:

         (i) the Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

         (ii) the excess of Actual Deferral Percentage for the group of eligible Highly Compensated Employees over that of all other eligible Employees is not more than 2 percentage points, and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 2.

      (d) For purposes of computing the Actual Deferral Percentages in subsection (c) hereof for such Plan Year, the Employer contributions on behalf of any Participant shall include:

         (i) any Employer contributions made pursuant to the Participant's elections; and


         (ii) at the election of the Corporation, Employer Matching Contributions that meet the withdrawal and nonforfeitability restrictions of IRC Section 401(k)(2)(B) and (C) and/or Qualified Nonelective Contributions providing such Employer Matching Contributions and Qualified Nonelective Contributions satisfy the requirements of Code Section 401(a)(4). Such contributions made at the election of the Corporation shall be allocated in a uniform and non-discriminatory manner among persons similarly situated.

         (iii) for purposes of determining the Actual Deferral Percentage for any Highly Compensated Employee who is among the group of the 10 Highly Compensated Employees paid the greatest compensation during the year, such Actual Deferral Percentage shall be the greater of:

                  (a) the Actual Deferral Percentage determined by combining the Elective Deferrals and compensation of the Highly Compensated Employee and all other Family Members who are Highly Compensated Employees without regard to the family attribution rules, and

                  (b) the Actual Deferral Percentage determined by combining the Elective Deferrals and Compensation of all eligible Family Members.

      (e) For purposes of applying the provisions of subsection (C) hereof, the Actual Deferral Percentage taken into account for any Highly Compensated Employee who is a Participant in two or more cash or deferred arrangements of the Employer shall be the sum of the Actual Deferral Percentages for such Highly Compensated Employee under each of such arrangements.

      (f) Except to the extent provided under rules provided by the Secretary of the Treasury, notwithstanding the distribution of any portion of an Excess Deferral under subsection (a) or (b) hereof, such portion shall, for purposes of applying subsections (c) through (f) hereof, be treated as an Employer contribution.

      (g) for each Plan Year beginning after December 31, 1986, the Contribution Percentage for the group of eligible Highly Compensated Employees shall bear a relationship to the Contribution Percentage for all other eligible Employees that meets either of the following tests:


         (i) the Contribution Percentage for the group of eligible Highly Compensated Employees is not more than the Contribution Percentage of all other eligible Employees multiplied by 1.25; or

         (ii) the excess of the Contribution Percentage for the group of eligible Highly Compensated Employees over that of all other eligible Employees is not more than 2 percentage points, and the Contribution Percentage for the group of eligible Highly Compensated Employees is not more than the Contribution Percentage of all other eligible Employees multiplied by 2.

      (h) (i) If two or more plans of the Employer to which Employer Matching Contributions, Employee Contributions, or Elective Deferrals are made are treated as one plan for purposes of IRC Section 410(b), such plans shall be treated as one plan and (ii) if a Highly Compensated Employee participates in two or more plans of the Employer to which such contributions are made, all such contributions shall be aggregated.

      (i) any Employee who is eligible to make an Employee contribution (or, if the Corporation takes elective contributions into account, elective contributions) or to receive an Employer Matching Contribution shall be considered an eligible Employee. In addition, if an Employee contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Employee on behalf of whom no Employer contributions are made.

      (j) For purposes of computing the Contribution Percentages, the Corporation may elect to take into account for any Plan Year Elective Deferrals and/or Qualified Nonelective Contributions allocated to a Participant's account under the Plan or any other plan it sponsors. Such contributions made at the election of the Corporation shall be allocated in a uniform and non-discriminatory manner among persons similarly situated.

      For purposes of determining the Contribution Percentage for any Highly Compensated Employee who is among the 10 Highly Compensated Employees paid the greatest compensation during the year, such Contribution Percentage shall be the greater of:

             (a) the Contribution Percentage determined by combining After-tax contributions, Employer Matching Contributions and compensation of the Highly Compensated Employee and all other Family Members who are Highly Compensated Employees without regard to the family attribution rules, and

             (b) the Contribution Percentage determined by combining the After-tax contributions, Employer Matching Contributions and compensation of all eligible Family Members.

      (k) Notwithstanding anything herein to the contrary, in satisfying the Actual Deferral Percentage test set forth in Section 3.04(C) and the Contributions Percentage test set forth in Section 3.04(g), multiple use of the alternative rules set forth in Section 3.04(c)(ii) and 3.04(g)(ii) shall not be permitted.

      Multiple use of the alternative rules occurs if the sum of the Actual Deferral Percentage for the entire group of eligible Highly Compensated Employees and the Contribution Percentages of the group of eligible Highly Compensated Employees exceeds the "aggregate limit". The "aggregate limit" is the greater of:

             (i)  the sum of--
                (a) 1.25 times the greater of (1) the Actual Deferral Percentage of the group of eligible non-Highly Compensated Employees, or
                (2) the Contribution Percentages of the group of eligible non-Highly Compensated Employees, and

                (b) Two percentage points plus the lesser of (1) or (2) above. In no event shall this amount exceed twice the lesser of (1) or (2) above; OR

             (ii) the sum of--
                (a)  1.25 times the lesser of (1) or (2) above, and
                (b) Two percentage points plus the greater of (1) or (2) above. In no event, however, may this amount exceed twice the greater of (1) or (2) above.

      (l)The Plan shall be treated as satisfying the requirements of subsections
(C) and (g) hereof for any Plan Year if, after the close of such Plan Year in which Excess Contributions or Excess Aggregate Contributions arose and within 12 months after the close of the Plan Year, (i) the amount of the Excess Contributions and Excess Aggregate Contributions for such Plan Year (and income thereon, as determined below) is designated by the Employer as a distribution of Excess Contributions or Excess Aggregate Contributions (and income thereon, as determined below) and are distributed to the appropriate Highly Compensated Employees; (ii) in the case of Excess Contributions, to the extent provided in regulations issued by the Secretary of the Treasury, and Employee election to treat such Excess Contribution as distributed to and recontributed by the Employee to the Plan, or (iii) in the case of Excess Aggregate Contributions, to the extent such contributions are forfeitable, are forfeited.

      The amount of Excess Contributions to be distributed or recharacterized under this Section shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year.

      Failure to correct Excess Contributions within 12 months after the close of the Plan Year for which they were made will cause the Plan to fail to satisfy the requirements of IRC Section 401(k)(3) for the Plan Year for which the Excess Contributions were made and for all subsequent years they remain in the Trust. The Employer will be liable for a 10% excise tax on the amount of Excess Contributions unless they are corrected within 2-1/2 months after the close of the Plan Year for which they are made.

      Recharacterized Excess Contributions shall remain subject to the nonforfeitability requirements and distribution limitations that apply to Elective Deferrals.

      In the event of termination of the Plan during the Plan Year in which an Excess Contribution or Excess Aggregate Contribution arose, the corrective distribution shall be made as soon as administratively feasible after the date of termination of the Plan, but in no event later than 12 months after the date of termination. If the entire account balance of a Highly Compensated Employee is distributed during the Plan Year in which an Excess Contribution or Excess Aggregate Contribution arose, the distribution shall be deemed to have been a corrective distribution of Excess Contributions or Excess Aggregate Contributions (and income thereon) to the extent that a corrective distribution would otherwise have been required.

      Income allocable to Excess Contributions is equal to the allocable gain or loss for the Plan Year. Income on Excess Contributions for the Plan Year shall be allocated by multiplying the income for the Plan Year allocable to Excess Contributions by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year and the denominator of which is equal to the sum of (i)the total account balance of the employee attributable to Before-Tax Contributions as of the beginning of the Plan Year, plus (ii) the Employee's Before-Tax Contributions for the Plan Year.

      Income allocable to Excess Aggregate Contributions is equal to the allocable gain or loss for the Plan Year. Income on Excess Aggregate Contributions for the Plan Year shall be allocated by multiplying the income for the Plan Year allocable to Employee After-tax Contributions, Employer Matching Contributions and amounts treated as Employer Matching Contributions by a fraction, the numerator of which is the Excess Aggregate Contributions for the Employee for the Plan Year and the denominator of which is equal to the sum of
(i) the total account balance of the Employee attributable to Employee After-tax Contributions and Employer Matching Contributions, and amounts treated as Employer Matching Contributions as of the beginning of the Plan Year; plus (ii) the Employee After-tax Contributions and Employer Matching Contributions, and amounts treated as Employer Matching Contributions for the Plan Year.

      3.05 Election. All elections to start, modify or suspend a Contribution pursuant to Article III must be submitted in a timely manner and in accordance with the procedures established by the Committee, with such election being implemented as soon as administratively practicable following its receipt.

      3.06 Predecessor Plan Accounts. Amounts transferred to the Plan on behalf of a Participant from a Predecessor Plan shall be held in the Trust pursuant to the terms of this Plan and allocated appropriately among the Participant's Participating Contribution Account and Non-Participating Contribution Account and the Before-Tax and After-Tax Accounts maintained thereunder, the participant's Employer Matching Account and the Rollover Account. In the event any Participant or group of Participants hold assets from a former qualified plan in the form of stock of a previous employer, such assets shall be retained in a Special Stock Fund until liquidated pursuant to Section 4.03. Any interest received on the accounts such as dividends or interest payments shall be invested according to the individual's most recent investment direction for Plan Contributions.

      3.07 Rollover Contributions. An Employee (whether or not otherwise a participant) may make a Rollover Contribution to the Plan at any time consisting of either a "Qualified Plan Rollover Contribution" or an "Individual Retirement Account". In no event shall a rollover contribution occur hereinunder if it would adversely affect the tax-qualified status of the Plan under Section 401(a) of the Code (or the qualified status of the Plan's cash or deferred arrangement under Section 401(k) of the Code).

      (a) Any Rollover Contribution shall be held in a separate account, shall be invested in accordance with the direction of the Participant pursuant to
Article IV, shall be distributed in the same manner and at the same time as described in Article VI with respect to a distribution to such Employee of benefits under the Plan.

      (b) "Qualified Plan Rollover Contributions" means the balance to the credit of an Employee under a profit sharing, pension or stock bonus plan meeting the requirements of IRC Section 401(a), the balance to the credit of an Employee under a profit sharing, pension or stock bonus plan in connection with the liquidation or sale of the subsidiary or other transfer within the meaning of IRC Section 402(a)(6) for which the Employee works, paid to an Employee in one or more distributions which constitute a "lump sum distribution" within the meaning of IRC Section 402(e)(4)(A) (determined without reference to IRC Section 402(e)(4)(B) and (H)) or within one taxable year of the Employee on account of a termination of the plan or, in the case of a profit-sharing plan or stock bonus plan, a complete discontinuance of contributions under such plan. The Employee may transfer any portion of the cash he receives in such distribution (or the cash proceeds of the sale of other property received in such distributions) to the trust under this Plan on or before the 60th day after the day on which he received the property distributed. The maximum amount which may be transferred shall not exceed the fair market value of all property received in the distribution reduced by (a) the sum of (i) the amount of the Employee's own contributions under such Plan and (ii) any other amounts considered as contributed by him (determined by applying IRC Section 72(f) less (b) any amounts previously distributed to him from such other plan and not includible in his gross income. The amount so transferred must consist of cash distributed from such other plan or any portion of the cash proceeds from the sale of distributed property other than cash, to the extent permitted by IRC Section 402(a)(6)(D).

      (c) "Individual Retirement Account" means the entire amount received by an Employee from an individual retirement account representing the entire amount in the account (the "qualifying amount") if no part of the amount in the account is attributable to any source other than a rollover contribution from (i) an employee's trust described in IRC Section 401(a), which is exempt from tax under IRC Section 501(a), or (ii) a qualified annuity plan meeting the requirement of IRC Section 403(a) and, in the case of an individual retirement account, any earnings on such sums. An Individual Retirement Account will be accepted only if the entire qualifying amount was received by the Employee in cash and only such cash amount is included in the Individual Retirement Account.

ARTICLE IV

INVESTMENT OPTIONS AND FUNDS

4.01 Investment Options. All Contributions credited to a Participant's account shall be invested in one or more Investment Funds. If investments are to be made to more than one Investment Fund, investments shall be made in increments of one percent (1%).

4.02 Direction of Investments. Each Participant shall have the right to direct that the entire amount of the Contributions being allocated to his Individual Account during a Plan Year be invested in one or more of the Investment Funds offered under the Plan. The Committee has the authority to designate the Investment Funds to be offered under the Plan and to make any changes to the Investment Funds from time to time as may be necessary in the interest of Participants.


      Investment Fund elections shall be made on forms provided by the Committee, and each Participant shall be provided with a summary describing each Investment Fund and an appropriate election form at the time he becomes a Participant.

      All requests for changes in the allocation of Contributions shall be addressed in writing to the Committee.

      Each Participant shall have the right to change his election concerning the Investment Fund in which Contributions allocated to him are to be invested. Any such change shall be applicable as soon as administratively practicable after the Participant makes a revised investment election in accordance with procedures established by the Committee for this purpose; provided, however, that no more than one such revised election shall be effective on any given Valuation Date. Any such revised election shall continue to apply until the Participant makes another change of investment election. The Committee may permit investment elections to be made through the completion and filing of forms provided for this purpose and/or through electronic, telephonic or computer means, or as otherwise determined by the Committee in its sole discretion.

4.03 Investment Fund Transfers. Each participant shall have the right to change his investment option election concerning the Investment Fund or Funds in which his prior Contributions are invested (other than the Special Stock Funds) in accordance with Section 4.02. Any such change shall be applicable as soon as administratively practicable after the Participant makes a revised investment election in accordance with procedures established by the Committee for this purpose; provided, however, that no more than one such revised election shall continue to apply until the Participant makes another change of investment election.

      Notwithstanding the above, the Committee, in its sole discretion, may determine the frequency of such changes and the extent to which any Investment Fund transfer may occur with respect to the Special Stock Fund.

      Each such election shall be in increments of one percent (1%), or in such other percentage as determined by the Committee from time to time.

      Effective for the period commencing on January 1, 1989 and ending on November 30, 1990, any Participant who had an account in a Special Stock Fund invested in either shares of United Technologies Corporation or shares of Dow Chemical Company had the right by written request to the Committee to have made a one-time election to have shares held in such Special Stock Fund liquidated and the proceeds reinvested in any other Investment Fund of the Plan. Any such election was applicable as of the last day of the calendar month in which the election was received or earlier if determined to be administratively feasible by the Committee.

      If as of November 30, 1990, a Participant continued to have shares held in either Special Stock Fund, such shares shall be liquidated by the Committee at the time and in the manner it determines in its discretion. The proceeds of such sale or sales shall then be reinvested pursuant to such Participant's most recently executed investment directions.


ARTICLE V

Allocations to Individual Accounts

      5.01 Individual Accounts. The Committee shall establish and maintain an Individual Account in the name of each Participant to which the Committee shall credit all amounts contributed by or on behalf of each such Participant pursuant to Article III and shall credit or debit all amounts of income, gain, loss or distributions pursuant Articles IV, VI and VII. A Participant's Participating Contribution Account and Non-Participating Contribution Account shall be further maintained as Before-Tax and/or After-Tax Accounts within each general account and such sub-accounts as may be necessary.

      5.02 Allocation of Contributions. A Participant's Contributions shall be allocated to his Participating After-Tax or Non-Participating After-Tax Account, as applicable, and all Employer Matching Contributions made on his behalf shall be allocated to his Employer Matching Account as of each Valuation Date.

      Allocations of Employer Matching Contributions and forfeitures, if applicable, shall not be discontinued or decreased because of the Participant's attainment of any age.

      5.03 Allocation of Adjustment. As of each Valuation Date, the Committee shall adjust each Individual Account for the period elapsed since the last preceding Valuation Date by adding together all income received and accrued, realized and unrealized profits, and deducting therefrom all taxes, charges or expenses and any realized or unrealized losses which may have been sustained.

      5.04 Equitable Allocations. The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' accounts provided for in this
Article V.

      5.05 Maximum Additions. Anything herein to the contrary notwithstanding, the Plan shall be administered in a manner which will result in its complying with the provisions of IRC Section 415.

      The limitation on aggregate benefits from a defined benefit plan and a defined contribution plan which is contained in IRC Section 415, as amended shall be complied with by a reduction (if necessary) in the Participant's benefits under the defined benefit plan(s) (in accordance with the provisions of the said plan(s)) before a reduction of any benefit in such defined contribution plan.

      If a Participant's After-Tax Contributions under the Plan in any Limitation Year would cause the annual additions on his behalf to exceed the maximum permitted annual additions under IRC Section 415, the Committee shall return such excess After-Tax Contributions to the Participant. For purposes of this Section 5.05, a Participant's Non-Participating After-Tax Contributions shall be returned to the Participant before a Participant's Participating After-Tax Contributions are returned. If any Participant's Participating After-Tax Contributions are returned to the Participant, corresponding Employer Matching Contributions shall be reduced.

      If as a result of the allocation of forfeitures, a reasonable error is made in estimating a Participant's Compensation, or is made under other facts and circumstances as the Committee shall reasonably determine, the annual additions for a Participant shall exceed the limitations of IRC Section 415 for a Limitation Year, the amount of such excess shall not be deemed annual additions for such Limitation Year, shall be held unallocated in a suspense account for such Participant and shall be used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years, if necessary) for that Participant if such Participant remains an active Participant under the Plan as of the end of the Limitation Year. If, however, such Participant is not an active Participant under the Plan as of the end of the Limitation Year, then such excess amounts shall be held unallocated in a suspense account for the Limitation Year and allocated to the Individual Accounts of the remaining Participants in the next succeeding Limitation Year, subject to the limitations of IRC Section 415, to reduce any Employer contributions which would constitute annual additions and which may be made to the Individual Accounts of Participants for that Limitation Year. Any such suspense account shall not be valued and no gains and losses of the Trust shall be allocated to such suspense account. Notwithstanding anything contained herein or in the Trust Agreement to the contrary, if the Plan is regarded as terminated, the amount held in the suspense account shall be paid to the Employer that contributed such amount.

      Notwithstanding anything contained herein or in the Trust Agreement to the contrary, pursuant to Section 13.06, the Committee may take such actions as it regards advisable, including deeming Employer contributions which would otherwise be or have already been credited to a Participant's Individual Account made under a mistake of fact and returnable to the Employer that made such contributions, in order to fulfill the provisions of this Section 5.05.



ARTICLE VI

DISTRIBUTIONS AND VESTING

      6.01 Vesting of Participant's Accounts. A Participant shall be fully vested at all times in his Participating Contribution Account, Non-Participating Contribution Account, all Predecessor Plan Accounts and Rollover Accounts.

      6.02 Vesting of Employer Matching Account. (a) A Participant shall be fully vested in his Employer Matching Contribution Account when he dies, incurs a Disability, incurs an Early Retirement, attains his Normal Retirement Age or upon an involuntary termination that is the result of an illness or the elimination of his job title or any other involuntary termination, that deems an affected Participant fully vested, other than terminations caused by a Participant's failure to comply with employment rules or standards.

      (b) Except as provided in Section 6.02(a), a Participant who is employed by an Employer on or after January 1, 1989 shall be vested in his Employer Matching Contribution Account once he has completed a two-year Period of Employment.

      (c) In the event of amendment of the vesting schedule outlined in subsection (b) above, for every Employee who is a Participant on the amendment adoption date or the amendment effective date, whichever is later, the nonforfeitable percentage (determined as of that date) of the Participant's right to the Employer Matching Account may not be less than the Participant's percentage determined under the Plan without regard to the amendment.

      6.03 Retirement. A Participant shall be deemed to have retired for purposes of this Plan and IRC Section 72(t) if his Severance from Service Date occurs after attainment of age 55. Upon the retirement of a Participant in accordance with the provision of this Section 6.03, the Participant shall be eligible to receive the vested portion of his Individual Account determined as of the later of the Valuation Date coincident with or immediately following his Severance from Service Date or the date the Committee is notified of his retirement. Such distribution shall be adjusted to reflect interest earned from the Valuation Date to the date of distribution as per Section 7.04, except that no interest adjustment will be made for any funds held in a Special Stock Fund in the Trust. The Committee shall thereupon direct the Trustee to distribute to such Participant such amount in accordance with Section 6.07 hereof.

      6.04 Disability. For purposes of this Plan, a Participant shall be deemed Disabled as of the first day of the month coinciding with or next following a determination by the Committee that such Participant is Disabled.

      Upon such determination in accordance with the provisions of this Section 6.04, the Participant shall be eligible to receive the value of his Individual Account determined as of the Valuation Date next following the determination that the Participant is Disabled. The Committee shall thereupon direct the Trustee to distribute to such Participant such amount in accordance with Section
6.07 hereof.

      6.05 Death Before Retirement or Termination of Employment. Upon the death of a Participant or Former Participant, the Beneficiary of such Participant or such Former Participant shall receive in a lump sum the remaining value of the Participant's (or Former Participant's) Individual Account determined as of the Valuation Date immediately following the notification of his death to the Committee.

      6.06 Severance from Service. Upon termination of employment for any reason other than retirement, death or disability, a Participant shall be entitled to a lump sum equal to the vested portion of his Individual Account determined as of the Valuation Date immediately following the later of his termination of employment or the date the Committee is notified of such termination of employment.

      A Participant who terminates employment before he has completed a two-year Period of Employment shall be deemed to have received an immediate cash-out of his Individual Account.

      For purposes of this Section 6.06, employment with any participating Employer shall be deemed employment with any other participating Employer. The transfer of an employee from one participating Employer to another or to an Affiliate shall not constitute Severance from Service and such Participant's Individual Account shall be maintained until he is thereafter eligible for a distribution in accordance with the terms of the Plan.

      The non-vested portion of the Participant's Individual Account shall be held in his Individual Account until the later of the Valuation Date coincident with or next following the Participant's termination of employment or the date the Committee is notified of such termination at which time it shall become a Forfeiture and shall be used to reduce the Employer's subsequent Contributions.

      Any Participant who is reemployed shall have his Forfeiture automatically reinstated. Amounts reinstated that were vested pursuant to Article VI and not distributed shall be reallocated to the account from which they came and invested pursuant to the investment options under Article IV pertaining to future Contributions. Reinstatements shall be made by the Employer in cash in an amount equal to the value of the amount forfeited at the time of Forfeiture and shall be made first from Forfeitures pursuant to Section 6.06, then from additional Employer contributions. Any reinstated amount shall be invested pursuant to the investment option elected or in effect at the time of reinstatement pursuant to Article IV.

      6.07 (a) Method of Payment. Any Participant entitled to a distribution under Section 6.03, 6.04 or 6.06 in an amount of $5,000 or less shall receive an immediate lump sum payment.

      Any Participant entitled to a distribution under Section 6.03 or 6.04 which exceeds $5,000 may elect to (1) receive an immediate lump sum payment as described in subsection (c) below, (2) receive payments in installment form as described in subsection (d) below, or (3) defer receipt of any benefits payable hereunder until age 70 1/2. Effective June 1, 1992, a Participant may subsequently revoke his original election to defer payment of benefits until age 70-1/2 and elect to receive the installment form. A second and final revocation to receive a lump-sum payment may be elected at any time after such revocation. If no election is received by the Committee within 60 days of the Participant's Severance from Service Date under Section 6.03 or 6.04, the receipt of benefits shall automatically be deferred until age 70 1/2.

      Any Participant entitled to a distribution under Section 6.06 which exceeds $5,000 may elect to (1) receive an immediate lump sum payment as described under subsection (c) below, or (2) irrevocably defer receipt of any benefits payable hereunder until age 65. In accordance with an irrevocable election to defer receipt of benefits, the benefits shall be paid in a lump sum as of the December 31 Valuation Date of the calendar year in which such Participant reaches age 65. If no election as to the method of payment is received by the Committee within 60 days of the Participant's Severance from Service Date under Section 6.06, the receipt of benefit shall be automatically deferred until age 65.

      A Participant's Individual Account shall be revalued as of each Valuation Date until the Valuation Date as of which any remaining balance is distributed. All assets held on behalf of a Participant pursuant to this paragraph shall continue to be invested pursuant to Article IV in accordance with rules prescribed by the Committee.

      Any Participant entitled to a distribution under Section 6.03, 6.04 or
6.06 shall be
permitted to elect to take an Annual Distribution from his Individual Account. Such Annual Distribution shall equal the amount designated by the Participant at the time of his election, or the remaining balance in such Participant's Individual Account, whichever is less. Annual Distributions shall be deducted from the Participant's individual Account and shall be paid in accordance with procedures established by the Committee as soon as practicable after that date. Any such Annual Distribution election shall be made through the completion and filing of forms provided for this purpose and/or through electronic, telephonic or computer means, or as otherwise determined by the Committee in its sole discretion. The minimum amount of any such Annual Distribution shall be $500, or such other amount as may be established by resolution of the Committee from time to time.

      (b) Application for Benefits. In order to receive a benefit under the Plan, a Participant, Former Participant, his Beneficiary, next of kin, or estate must make written application therefor on a form or forms provided by the Committee. The Committee may require that there be furnished to it in connection with such application all information pertinent to any question of eligibility and the amount of any benefit. The Committee may permit applications for benefits to be made through the completion and filing of forms provided for this purpose and/or through electronic, telephonic or computer means, or as otherwise determined by the Committee in its sole discretion.

      (c) Normal Form. In the absence of the election of an optional method of payment denoted in Section 6.07(d), benefit payment shall be payable in cash, in one lump sum. However, distributions from the Special Stock Funds shall be in shares of stock in one lump distribution or in such other manner as approved by the Committee.

      (d)(i) Installment Form. In lieu of receiving payment in accordance with
Section 6.07(c), a Participant who retires or becomes Disabled may immediately elect that his benefit payments be made, in approximately equal installments from the Trust, over a period of 12 to 180 months subject to the limitation in
Section 6.09. The election must be made within 60 days of retirement or becoming Disabled and installments will begin as of that Valuation Date. Effective June 1, 1992, this original election may subsequently be revoked to defer further receipt of benefits until age 70-1/2 or to receive an immediate lump sum payment. A second and final revocation to receive a lump-sum payment may be elected at any time after such revocation.

      In the event any optional form of payment denoted in Section 6.07(d) is elected, the Participant's account from which such installments are to be paid shall be invested pursuant to any investment option as described in Article IV as elected by the Participant, Former Participant or Beneficiary to be applicable to such account and the Individual Account shall be invested accordingly.

      (ii) Annuity Form. A Participant who was a former participant in a Predecessor Plan which provided an optional annuity form of payment and who retires or becomes disabled may elect that his benefit payments be made in the form of a single life annuity, or if he is married, in the form of a "qualified joint and survivor annuity" but only to the extent of the balance of this Predecessor Plan accounts as of the day preceding the date such balance is transferred to this Plan. If such a Participant elects to receive his Predecessor Plan amounts in the form of an annuity, the Committee shall direct the Trustee to purchase an annuity. If an annuity is to be purchased and the Participant is married as of the date on which distribution is to be made, the Committee shall direct the Trustee to purchase an annuity which shall be in the form of a "qualified joint and survivor annuity" as defined in IRC Sections 401(a)(11) and 417 pursuant to which such Participant will receive monthly payments for life commencing on the first day of the month following his retirement date or the date his is determined to be Disabled with the provision that after his death, 50% of the amount of his monthly payments will continue during the life of and be paid to his spouse, if such spouse shall survive him.

      A purchase of a "qualified joint and survivor annuity" shall not be made with respect to a Participant who has rejected the "qualified joint and survivor annuity" during the election period commencing 90 calendar days prior to the date the Participant first qualifies for a benefit. Such rejection of the "qualified joint and survivor annuity" shall be in writing and the Corporation must receive notice of the rejection on or before the Participant's retirement date. The written notice shall not become effective unless the Participant's spouse consents to such rejection and acknowledges the effect of such waiver in writing witnessed by a notary public. In the event that the consent of the Participant's spouse cannot be obtained because there is no spouse, or the Participant's spouse cannot be located, and this is established to the Committee, then such election to reject the "qualified joint and survivor" annuity shall become effective.

      The Corporation will, within 30 days following receipt of the Participant's request for information concerning the "qualified joint and survivor annuity" prior to commencement of the election period, provide the Participant with a written explanation of the Participant's benefit including the term, condition and effect of the election on the amount of the Participant's benefit. Such written explanation shall contain the terms and conditions of the "qualified joint and survivor annuity," the Participant's right to make, and the effect of, an election to waive this "qualified joint and survivor annuity," the rights of the Participant's spouse and the right to make, and the effect of, a revocation of an election. Benefit payments may be delayed until the expiration of the 90-day period following the furnishing of the written explanation. The election is revocable during the election period, but cannot be revoked once the benefit commences.

      If a distribution is to be made by reason of the death of such a married Participant after he has elected to receive an annuity form of payment and prior to the purchase of the "qualified joint and survivor annuity," the Committee shall direct the Trustee to purchase with his Predecessor Plan amounts an annuity for the life of the Participant's surviving spouse unless the spouse elects otherwise.

      6.08 Benefits to Minors and Incompetents. In case any person entitled to receive payment under the Plan shall be a minor, the Committee in its discretion may dispose of such amount in any one or more of the following ways:

             (i) by payment thereof to either parent of such minor or to any adult person with whom such minor may at the time be living or to any person who shall be legally qualified and shall be acting as guardian of the person or the property of such minor; provided only that the parent or adult person to whom any amount shall be paid shall have advised the Committee in writing that he will hold or use such amount for the benefit of such minor;

             (ii)  by payment thereof directly to such minor;

             (iii)  by application thereof for benefit of such minor.

      In the event that it shall be found that a person entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified committee or other legal representative), such payment shall be made to an individual selected by the Committee.

      6.09 Payment of Benefits. In the event that there shall be a portion of a Participant's Individual Account which shall be due and payable pursuant to this
Article VI, and the Participant or Former Participant has not elected otherwise in accordance with the provisions of the Plan, any payment of benefits or commencement thereof to the Participant or Former Participant shall begin not later than sixty (60) days after the close of the Plan Year in which occurs the latest of:

      (a)  the Participant's having attained his Normal Retirement Age; and

      (b)  termination of service of the Participant, or

      (c) the 10th anniversary of the year in which the Participant commenced participation in the Plan.

      Required Beginning Date. On and after January 1, 1997, a Participant, other than a 5% owner, who continues to be actively employed by the Company after attaining age seventy and one-half (70-1/2) may elect to commence benefit payments at that time or to delay benefit distributions until such time as he incurs a Severance From Service Date. This provision shall be construed and administered in a manner consistent with Code Sections 401(a)(9) and 411(d)(6).

      Limits on Distribution Periods. As of the first Distribution Calendar Year (defined below), distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

         (a)  the life of the Participant,
         (b)  the life of the Participant and a Designated Beneficiary,
         (c) a period certain not extending beyond the life expectancy of the Participant, or
         (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

      If the Participant's Interest is to be distributed in other than a single lump-sum payment, the following minimum distribution rules shall apply on or after the Required Beginning Date, defined below.

         (a)  Individual Account

         (b) Other Forms. If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed Treasury regulations thereunder and the terms thereof shall comply with the requirements of this Plan.

      Death Distribution Provisions.

      (a) Distribution Beginning Before Death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

      (b)  Distribution Beginning After Death.

      (i) If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

      (A) If any portion of the Participant's Interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year in which the Participant died;

      (B) If the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with Subparagraph (A) above shall not be earlier than the later of

               (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year immediately following the calendar year in which the Participant would have attained age 70-1/2.

             (ii) If the Participant has not made an election pursuant to this Subsection (b) by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of
             (1) December 31 of the calendar year in which distributions would be required to begin under this Subsection (b), or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the Participant's death.

      (c) For purposes of Subsection (b) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Subsection (b), with the exception of Paragraph (i)(B) therein, shall be applied as if the surviving spouse were the Participant.

      (d) For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

      (e) For purposes of this Section, distribution of a Participant's Interest is considered to begin on the Participant's Required Beginning Date or, if Subsection (c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Subsection (b) above. If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.


      Definitions.

      (a) Applicable Life Expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

      (b) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2.03 of the Plan in accordance with Section 401(a)(9) of the Code and the proposed Treasury regulations thereunder.

      (c) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to the paragraphs under the Subsection entitled "Death Distribution Provisions".

      (d)  Life Expectancy.

      (i) Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the income tax Treasury regulations.

      (ii) Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Paragraph (b)(i)(B) of the Subsection entitled "Death Distribution Provisions" above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

      (e)  Participant's Interest.

      (i) The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

      (ii) Exception for second Distribution Calendar Year. For purposes of Paragraph (i) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

      (f) Required Beginning Date.

      (i) General Rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the participant attains age 70-1/2. On and after January 1, 1997, a Participant, other than a 5% owner, who continues to be actively employed by the Company after attaining age seventy and one-half (70-1/2) may elect to commence benefit payments at that time or to delay benefit distributions until such time as he incurs a Severance From Service Date. This provision shall be construed and administered in a manner consistent with Code Sections 401(a)(9) and 411(d)(6).

      (ii) Transitional Rules. The Required Beginning Date of a Participant who attains age 70-1/2 before January 1, 1988, shall be determined in accordance with (A) or
(B) below:

                  (A) Non-5-percent Owners. The Required Beginning Date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                  (B) 5-percent Owners. The Required Beginning Date of a Participant who is a 5-percent Owner during any year beginning after December 31, 1979, is the first day of April following the later of:
                  (1) the calendar year in which the Participant attains age 70-1/2, or
                  (2) the earlier of (i) the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent Owner, or (ii) the calendar year in which the Participant retires.

                  (C) The Required Beginning Date of a Participant who is not a 5-percent Owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

      (iii) 5-percent Owner. A Participant is treated as a 5-percent Owner for purposes of this Section if such Participant is a 5-percent Owner as defined in
Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

      (iv) Once distributions have begun to a 5-percent Owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.


ARTICLE VII

WITHDRAWALS

      7.01 Withdrawals Generally. Subject to the terms and conditions set forth below, a Participant may withdraw all or a part of the vested portion of his Individual Account (except for amounts allocated to the Special Stock Funds) in the order or priority described below as of the last day of any calendar month by giving the Committee written notice by the last business day of the month. Payment of withdrawals shall be made in a lump sum as soon as reasonably possible after the last day of the calendar month in which the Committee receives such request. Amounts withdrawn may not be repaid. A withdrawal will be counted as a withdrawal in the year requested. The provisions of this Article VII are applicable to withdrawals from a

Participant's Individual Account. If the Participant has investments in more than one Investment Fund, any withdrawal shall be made from each such Investment Fund on a prorated basis. The minimum withdrawal limitation shall be $500, or if less, the Vested Individual Account balance.

      7.02 Order of Withdrawals. Withdrawals shall be made in the following order of priority:

      (a) FIRST, a Participant may withdraw all or a portion of his Non-Participating and Participating After-Tax Contributions made prior to January 1, 1987.

      (b) SECOND, a Participant may withdraw amounts attributable to all or a portion of his After-tax Contributions made on or after January 1, 1987, plus earnings on all After-Tax Contributions made prior to and/or after January 1, 1987, plus amounts attributable to all or a portion of his Rollover Contributions (including earnings thereon).

      (c) THIRD, a Participant may withdraw either (i) if the Participant has at least five total Years of Employment from the date he became a Participant (included for this purpose are years of participation in a Predecessor Plan), amounts attributable to vested Employer Matching Contributions (including earnings thereon) which were not used to meet the requirement of IRC Section 401(k)(3), or (ii) in any other case amounts attributable to vested Employer Matching Contributions (including earnings thereon) which were not used to meet the requirements of IRC Section 401(k)(3) provided, however, that amounts withdrawn under this clause (ii) of this priority THIRD shall not result in amounts remaining in the Participant's Employer Matching Contribution Account which are less than an amount equal to the Employer Matching Contributions allocated to such Account which have remained in the Plan for less than 24 months.

      (d) FOURTH, upon attainment of age fifty-nine and one-half (59 1/2), Participating and Non-Participating Before-Tax Contributions (including earnings thereon) and vested Employer Matching Contributions (including earnings thereon) which were used to meet the requirement of IRC ss. 401(k)(3) may be withdrawn.

      7.03  Withdrawal Because of Hardship.

      (a) The Committee will make a determination that a withdrawal is necessary to meet a Hardship of a Participant provided that the Participant satisfies one of the following:

                  (1) The Participant certifies that the Hardship will place him and his immediate family in heavy financial need and that he has insufficient funds reasonably available to meet this financial need and that the need cannot be relieved:

                  (i) Through reimbursement or compensation by insurance or otherwise,

                  (ii) By reasonable liquidation of his assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

                  (iii) By cessation of his contributions (including deferrals) to the Plan, or

                  (iv) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Corporation or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

                  (2) The Participant satisfies the following:

                  (i) The Participant has obtained all other available distributions and nontaxable loans available under this Plan or any other Plan maintained by an Employer,

                  (ii) For the twelve-month period following the Hardship withdrawal all Elective Deferrals and Participant After-Tax Contributions under this Plan or any other Plan maintained by an Employer shall be suspended, and

                  (iii) The maximum contribution under Section 3.04(a) for the Plan Year following the Plan Year in which the Hardship withdrawal occurs is reduced by the amount of a Participant's Elective Contributions made in the Plan Year in which the Hardship withdrawal occurred.

      (b) Procedures for satisfaction of Section 7.03(a) shall be established by the Committee. Such procedures will be applicable to all persons similarly situated. If such procedures are satisfied and the Committee determines that a Hardship has occurred, a Participant may withdraw part or all of the amounts held in his Individual Account attributable to (i) Participating and Non-Participating Before-Tax Contributions and (ii) earning on such Before-Tax Contributions attributable to the period ending on December 31, 1988. In no event will a withdrawal exceed the amount actually necessary to meet the Hardship.

      7.04 Projected Interest on Withdrawals. Interest will be accrued on the amount to be withdrawn at the rate to be determined by the Committee from the effective date of the withdrawal to the date the payment check is cut.

      7.05 IRC Section 72. For purposes of the Plan, all Participating and Non-Participating After-Tax Contributions made on and after January 1, 1987 (and earnings thereon) shall be treated as a separate contract for purposes of IRC
Section 72.

      7.06 Qualified Domestic Relations Orders. "The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. A determination by the Committee that a domestic relations order constitutes a qualified domestic relations order shall be binding and conclusive on all parties thereto.

      The alternate payee of a Participant under a qualified domestic relations order may, after the order is determined by the Committee to be qualified and before such alternate payee's benefits under the Plan commence, elect to receive the benefit to which he is entitled under such order in a lump sum, payable as soon as practicable following such election, provided the qualified domestic relations order provides for such a distribution.

      Where the value of the benefit payable to an alternate payee pursuant to a qualified domestic relations order is not greater than $5,000, such benefit shall be paid to such alternate payee in a lump sum as promptly as practicable after the order is determined by the Committee to be a qualified domestic relations order provided the qualified domestic relations order provides for such a distribution."


ARTICLE VIII

FUNDING

      8.01 Contributions. All Contributions by the Employer shall be irrevocable, except as herein provided, and may be used only for the benefit of the Participants and their Beneficiaries and payment of administrative expenses. On receipt of Contributions, the Trustee shall manage and administer the funds so received for the exclusive benefit of Participants in accordance with the provisions of the Plan. No part of the corpus or income thereof shall be used for, or diverted to purposes other than for the exclusive benefit of the Participants, Former Participants, and their Beneficiaries, or payment of reasonable expenses of administering the Plan, nor shall any part thereof be recoverable by the Employer, except as provided in Section 13.06.

     8.02 Trustee. The Corporation will enter into an agreement with the Trustee whereunder the Trustee will receive, invest and administer as a trust fund Contributions made under this Plan in accordance with the Trust Agreement.


ARTICLE IX

FIDUCIARIES

      9.01 General. Each fiduciary who is allocated specific duties or responsibilities under the Plan or any Fiduciary who assumes such a position with respect to the Plan shall discharge his duties solely in the interest of the Participants and Beneficiaries and for the exclusive purpose of providing such benefits under the Plan to such Participants and Beneficiaries, or defraying reasonable expenses of administering the Plan. Each Fiduciary in carrying out such duties and responsibilities shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in exercising such authority or duties.

      A Fiduciary may serve in more than one Fiduciary capacity and may employ one or more persons to render advice with regard to his Fiduciary responsibilities. All expenses reasonably incurred by a Fiduciary on behalf of the Plan, shall be reimbursed by the Corporation or the Employees, as the case may be, or, at the Corporation's direction, from the Trust.

      A Fiduciary may allocate any of his responsibilities for the operation and administration of the Plan. In limitation of this right, a Fiduciary may not allocate any responsibilities as contained herein relating to the management or control of the Trust except through the employment of an Investment Manager as provided in Section 9.03 following and in the Trust Agreement.

      9.02 Corporation. The Corporation establishes and maintains the Plan for the benefit of its Employees and Employees of its Affiliates and of necessity retains control of the operation and administration of the Plan.

      9.03 Trustee. The Trustee, in accordance with the Trust Agreement, shall manage and control the assets of the Plan, except that the Corporation may in its discretion employ at any time and from time to time an Investment Manager with respect to all or a designated portion of the assets comprising the Trust, in which case the Investment Manager shall have complete control and responsibility over all matters pertaining to the investment of such assets.

      9.04 Committee. The Board of Directors or its designate shall appoint a committee to hold office at the pleasure of the Corporation, such committee to be known as the Committee. Any action of the Committee shall be determined by the vote of a majority of its members. Any member of the Committee or his designate may execute any certificate or other written direction on behalf of the Committee.

      The Committee shall hold meetings upon such notice, at such place or places and at such time or times as it may from time to time determine. A majority of the members of the Committee in office at the time shall constitute a quorum for the transaction of business.

      In accordance with the provisions hereof, the Committee has been delegated certain administrative functions relating to the Plan with all powers necessary to enable it to properly carry out such duties. The Committee shall have sole discretion to make decisions and take any action with respect to questions arising in connection with the construction of the Plan and Trust (including questions that may arise thereunder relating to (a) the eligibility of individuals to participate in the Plan and, (b) the amount of benefits to which any Participant or Beneficiary may become entitled hereunder). All disbursements by the Trustee, except for the ordinary expenses of administration of the Trust or the reimbursements of reasonable expenses at the direction of the Corporation as provided herein, shall be made upon, and in accordance with, the written directions of the Committee. When the Committee is required in the performance of its duties hereunder to administer or construe, or to reach a determination, under any of the provisions of the Plan, it shall do so in a uniform, equitable and non-discriminatory basis.

      After the close of each calendar quarter or as determined by the Committee, the Committee shall distribute to each Participant a statement setting fourth a summary of his account balances.

      The Committee shall establish rules and procedures to be followed by the Participants and Beneficiaries in filing applications for benefits and for furnishing and verifying proofs necessary to establish age, Years of Employment, and any other matters required in order to establish their rights to benefits in accordance with the Plan.

      9.05 Missing Persons. The Committee shall direct the Trustee to make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provision in the Plan to the contrary, if, after a period of five (5) years from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall be construed as if the Participant had died. Before this provision becomes operative, the Trustee shall send a certified letter to all such persons at their last known address advising them that their interest or benefits under the Plan shall be construed. Any such amounts shall be held by the Trustee for a period of three (3) additional years (or a total of eight (8) years from the time the benefits first become payable). If no distributee can be found, then any unclaimed benefits shall be deemed forfeited and shall be used to reduce future Employer Matching Contributions. If the Participant shall be located at a later date, his rights to such amounts shall be reinstated.

      9.06 Indemnification of Fiduciaries. Each member of the Board of Directors and each other employee of the Corporation who is determined to be a Fiduciary under the terms of ERISA with respect to the Plan, shall be indemnified by the Corporation against liability imposed on him and against all expenses and costs which may be reasonably incurred by him in connection with or resulting from any actions, suit or proceeding, or any claim against him, if he shall have been made a party to such actions, suit or proceeding, or such claim shall have been made by reason of his being or having been a Fiduciary with respect to the Plan except to the extent such liability is attributable to the Fiduciary's gross negligence or willful action. In the case of a settlement of any such action, proceeding or claim before a final adjudication thereof, the right of indemnification shall exist only to the extent the Corporation shall have consented to the settlement.

ARTICLE X

AMENDMENT AND TERMINATION OF THE PLAN

      10.01 Amendment of the Plan. The Board of Directors shall have the right to modify, alter or amend the Plan in whole or in part; provided, however, that the duties, powers and liabilities of any Trustee hereunder shall not be increased without its written consent; and provided, further, that any such action shall not adversely affect benefits accrued prior to the effective date of such action. No amendment, modification or alteration shall have the effect of reverting to the Employer any part of the principal or income of the Trust.

      10.02 Termination of the Plan. The Board of Directors shall have the right to modify, alter or amend the Plan in whole or in part; provided, however, that the duties, powers and liabilities of any Trustee hereunder shall not be increased without its written consent; and provided, further, that any such action shall not reduce or restrict, either directly or indirectly, the benefit provided any Plan Participant prior to the amendment. Each Employer reserves the right to discontinue its Contributions and to terminate the Plan as it relates to its Employees without terminating the Plan with respect to any other Employer. Any Employer desiring to terminate the Plan as it relates to its Employees shall give notice of such termination of the Corporation and the Trustee at least thirty (30) days prior to the effective date thereof. On termination of the Plan (or in the event of a partial termination), or discontinuance of Contributions, the rights of present Participants (to the extent affected by such action) in their account balances held pursuant to the Plan as of the date of such event shall be nonforfeitable and the Trustee shall continue to administer the Trust in accordance with the provisions of the Plan and the Trust Agreement for the sole benefit of the then Participants, Former Participants or Beneficiaries then receiving or entitled to receive future benefits. In the event of a termination or partial termination no further contributions will be made to the Plan on behalf of affected Participants.

      An Employer under the Plan shall not be permitted, through the exercise of discretion, to deny a Participant a IRC Section 411(d)(6) protected benefit for which the Participant is otherwise eligible.

      10.03 Allocation of Assets. In the event of termination of the Plan, the Committee shall allocate to the terminating Employer's Employees as of the date of termination any previously unallocated Contributions, realized and unrealized appreciation or depreciation, income or loss of the Trust to the accounts of the Participants of the Plan affected by the termination and any income, losses, realized and unrealized appreciation or depreciation to Former Participants of the Plan who have not received their benefits under the Plan.

      10.04 Application of Assets. After assets of the Trust pertaining to the terminating Employer have been allocated as provided in Section 10.03, such assets shall be applied to whichever of the following options is specified by the terminating Employer:

      (a) Transfer to a separate trust and held therein to provide benefits to the persons entitled to benefits under the Plan as it applies to the terminating Employer.

      (b) Transfer to an insurance company to purchase nontransferable annuity contracts for the persons entitled to benefits under the plan to the extent they have received an allocation pursuant to Section 10.03.

      (c) Distribution in a single lump sum, in cash to each individual pursuant to Section 10.03. Notwithstanding the foregoing, in the case of an Employee of the terminating Employer who has not retired, died, incurred a disability, had a separation from service or attained age 59 1/2, distribution of Elective Deferrals shall be made only (i) upon termination of the Plan without establishment or maintenance by the Employer of a successor plan as defined under the Treasury Regulations under Section 401(k) or (ii) in the case of the disposition by the Corporation of its interest in a subsidiary or of substantially all of its assets (within the meaning of Code Section 409 (d)(2)) used by the Corporation in its trade or business, provided in either the sale of the subsidiary or substantially all of the assets in the trade or business, the Participant continues employment with the corporation acquiring the interest in such subsidiary or such assets and the Corporation continues to maintain the Plan after such sale. This (ii) shall be subject to Code Section 401(k)(10) and Treasury Regulations thereunder.

      10.05 Merger, Consolidation and Transfers of Assets or Liabilities. No merger or consolidation with, or transfer of assets or liabilities to this Plan or from this Plan to any other plan shall be made, unless each Participant would receive immediately after such event, a benefit (determined as if the Plan had terminated at that time) which is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such event had the Plan terminated at that time.


ARTICLE XI

PROVISIONS RELATING TO EMPLOYERS INCLUDED IN PLAN

     11.01 Method of Participation - Any corporation which is a member of the same controlled group of corporations, as determined pursuant to IRC Sections 414 (b), (c), (m), and (o) as the Corporation, with the approval of the Committee, by taking appropriate board action, may become a party to the Plan, by adopting the Plan. Any corporation which becomes a party to the Plan shall thereafter promptly deliver to the

Trustee provided for in Article VIII hereof a certified copy of the resolutions or other documents evidencing its adoption of the Plan or a similar plan and also a written instrument showing the Board of Directors' approval of such corporation's becoming a party to the Plan. The Plan shall be maintained as a single Plan for all participating Employers.

      11.02 Withdrawal. Any one or more of the Employers included in the Plan may withdraw from the Plan at any time by giving six (6) months' advance notice in writing of it or their intention to withdraw to the Board of Directors and the Committee (unless a shorter notice shall be agreed to by the Committee).

      Upon receipt of notice of any such withdrawal, the Committee shall certify to the Trustee the equitable share of such withdrawing Employer in the Trust, as applicable (to be determined by the Committee).

The Trustee shall thereupon set aside from the Trust then held by it such securities and other property as it shall, in its sole discretion, deem to be equal in value to such equitable share. If the Plan is to be terminated with respect to such Employer, the amount set aside shall be dealt with in accordance with the provisions of Section 10.02 of Article X. If the Plan is not to be terminated with respect to such Employer, the Trustee shall turn over such amount to such trustee as may be designated by such withdrawing Employer, and such securities and other property shall thereafter be held and invested as a separate trust of the Employer which has so withdrawn, and shall be used and applied according to the terms of a new agreement and declaration of trust between the Employer so withdrawing and the trustee so designated. Neither the segregation of the Trust assets upon the withdrawal of an Employer, nor the execution of a new agreement and declaration of trust pursuant to any of the provisions of this Section 11.02, shall operate to permit any part of the corpus or income of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants, Former Participants and Beneficiaries.


ARTICLE XII

TOP HEAVY PROVISIONS

      12.01 Definitions. As used herein:

      (a) "Key Employee", as defined in IRC Section 416(i)(1) is any employee or former employee who at any time during the Plan Year containing the Determination Date or the four preceding Plan Years, is or was (1) an officer of the employer having annual compensation for such Plan Year which is in excess of 50 percent of the dollar limit in effect under IRC Section 415(b)(1)(A) for the calendar year in which such Plan Year ends; (2) an owner for (or considered as owning within the meaning of IRC Section 318) both more than an 1/2 percent interest as well as one of the ten largest interests in the employer and having annual compensation greater than the dollar limit in effect under IRC Section 415(c)(1)(A) for the year; (3) a five percent owner of the employer; or (4) a one percent owner of the employer who has annual compensation of more than $150,000. For purposes of determining five-percent and one-percent owners, neither the aggregation rules nor the rules of subsections (b), (c) and
(m) of IRC Section 414 apply. Beneficiaries of an Employee acquire the character of the Employee who performed service for the employer. Also, inherited benefits will retain the character of the benefits of the Employee who performed services for the employer;

      (b) "Non-Key Employee" means an employee other than a Key Employee;

      (c) "Top Heavy Plan" generally means, on or after January 1, 1984, any plan under which, as of any determination date the present value of the cumulative accrued benefits under all plans in an aggregation group for Key Employees exceeds sixty percent (60%) of the cumulative accrued benefit under such Plan for all Employees. This definition shall be interpreted consistent with IRC Section 416 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under this definition inclusive of any provisions and requirements stated thereunder but hereinabove absent;

      (d)"Determination Date" means the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Year. Key Employee and Top Heavy tests are made as of the Determination Date;

      (e)"Required Aggregation Group" means each plan of an employer in which a Key Employee participates (in the Plan Year containing the Determination Date or any of the preceding four Plan Years) and each other plan which enables any plan in which a Key Employee participates during the period tested to meet the requirements of IRC Sections 401(a)(4) or 410(b) which are required to be aggregated for Top-Heavy testing purposes. All employers aggregated under IRC Sections 414(b), (c), (m) and (o) are considered a single employer; and

      (f) "Permissive Aggregation Group" is one or more plans that are not required to be aggregated but which may be aggregated with a Required Aggregation Group. A plan may be permissively aggregated only if the resulting aggregation group satisfies the requirements of IRC Sections 401(a)(4) and 410.

      Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Code Section 416(g)) the accrued benefit of an Employee other than a Key Employee (within the meaning of Code Section 416(i)(1)) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by an Employer who is an Affiliate, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

      12.02 Top Heavy Plan. Notwithstanding anything contained herein to the contrary, in the event that this Plan when combined with all other plans required to be aggregated pursuant to IRC Section 416(g) is deemed to be Top Heavy for any Plan Year, the following conditions shall become operative with respect to such Plan Year and all future Plan Years.

      (a) In the event the definition of Compensation as defined in Article I is allowed to be greater than $200,000, such compensation shall be limited to $200,000 or such greater amount as shall be determined by the Secretary of the Treasury pursuant to IRC Section 416(d).

      (b) In the event that the aggregate Employer Contributions to all Non-Key Employees allocated to their Individual Account (inclusive of Employer Contributions to the Employee's Before-Tax Account) do not exceed three percent (3%) of compensation, then the Employer shall contribute to the Plan out of current or accumulated profits an amount necessary to provide a minimum contribution of at least three percent (3%) of compensation of such Non-Key Employees. In the event a contribution shall be required hereunder, it shall be made to each Participant employed on the last day of the Plan Year regardless of whether such Participant had completed 1,000 Hours of Service or had elected to make Participating or Non-participating Contributions. In no event, however, shall the allocation of the minimum Contribution to Non-Key Employees be greater than the aggregate allocation of Employer Contributions to the Individual Account for Key Employees.

      (c) Contributions made pursuant to this Section shall be deemed 100% vested at the end of three (3) Years of Employment.

      (d) In the event the Employer shall also maintain a defined benefit plan and such defined benefit plan provided the minimum accrued benefit determined pursuant to IRC Section 416(C)(1), then the adjustment provided in Section 12.02(b) above shall not be required.

      (e) In the event Section 12.02(b) or 12.02(d) is applicable, then the multiplier of 1.25 in IRC Section 415(e) shall be reduced to 1.0 unless

                  (i) all plans required to be aggregated and any other plans which may be permissively aggregated pursuant to IRC Section 416(g) are ninety percent (90%) or less Top Heavy, and

                  (ii) the minimum accrued benefit referenced in IRC Section 416(C)(1) is modified by IRC Section 416(h)(2)(A)(ii)(I) or the minimum contribution in subparagraph (b) above is increased from three percent (3%) to four percent (4%).

      (f) With respect to the operation of these Top Heavy Provisions, there shall be no requirement that the entire defined benefit minimum benefit and the defined contribution minimum contribution be provided. To the extent that there shall be a defined benefit accrued benefit, it shall be controlling. To the extent that there shall be an Employer Contribution to a defined contribution plan, then there shall be a determination as to whether the defined contribution is comparable to the difference between the defined benefit minimum benefit and the minimum defined benefit accrued benefit required under IRC Section 416. In the event that the defined contribution amount shall not be comparable, then the difference shall be provided in the defined benefit plan unless the next sentence shall apply. Notwithstanding the above, if there shall be a Contribution to the defined contribution plan of at least seven and one-half percent (7 1/2%) of compensation to Non-Key Employees, it shall be conclusively presumed that the minimum benefit requirements of Top Heavy Plans have been met.

      (g) For purposes of determining whether a defined benefit plan is Top Heavy, calculations shall be based upon actuarial assumptions stipulated in such Plan for this purpose. If no assumptions are provided, the calculation shall be based upon the 1984 Unisex Pension Mortality Tables, but with no preretirement mortality, at five percent (5%) interest with such determination being made on the valuation date which occurs within the Plan Year.

      (h) For purposes of determining minimum contributions to a defined contribution plan and minimum accrued benefits to a defined benefit plan, compensation shall have the same meaning as it is used in IRC Section 415.


ARTICLE XIII

MISCELLANEOUS

      13.01 Governing Law. The Plan shall be construed, regulated and administered according to the laws of the State of New Jersey except in those areas preempted by the laws of the United States of America.

      13.02 Construction. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provision hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

      13.03 Administration Expenses. The expenses of administering the Trust and the Plan shall be payable by the Trust unless paid for by the Company.

      13.04 Participant's Rights; Acquittance. No Participant in the Plan shall acquire any right to be retained in the Employer's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in and to the Trust other than as specifically provided herein.

      The Employer shall not be liable for the payment of any benefit provided for herein; all benefits hereunder shall be payable only from the Trust.

      13.05 Spendthrift Clause. Except as permitted by federal law or regulations or in the case of a qualified domestic relations order within the meaning of IRC Section 414(p), none of the benefits, payments, proceeds, or distributions under this Plan shall be subject to the claim of any creditor of the Participant, Former Participant or to the claim of any creditor of any Beneficiary hereunder or to any legal process by any creditor of such Participant, Former Participant or of any such Beneficiary; and neither such Participant, Former Participant or any such Beneficiary shall have any right to alienate, commute, anticipate, or assign any of the benefits, payments, proceeds or distributions under this Plan.

      13.06 Return of Contributions. Notwithstanding anything herein to the contrary, upon the Employer's request, a Contribution which was made by a mistake of fact, or conditioned upon initial qualification of the Plan may be returned to the Employer by the Trustee within one (1) year after the payment of the Contribution, or the denial of the qualification, whichever is applicable.

      Further, notwithstanding any provision to the contrary, each Contribution by the Employer is conditioned on deductibility under Section 404 of the Code. To the extent the deductibility is disallowed, the Contribution (to the extent disallowed) shall be returned to the Employer, upon its request, within one year after such disallowance.

      13.07 Counterparts. The Plan and the Trust Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.


ARTICLE XIV

LOANS

      14.01 Loans to Participants. Effective as of a date to be determined by the Committee, the Committee, in its sole discretion, may direct the Trustee to make loans to a Participant from the Participant Loan Fund at the request of the Participant which request has been approved by the Committee, subject to the following terms and conditions.

      (a) The Committee shall, in its sole discretion exercised in a uniform and non-discriminatory manner among persons similarly situated, determine whether or not the loan will be granted and the amount thereof. Loans shall be made available to all participants and beneficiaries on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees in an amount greater than made available to all other eligible Employees.

      Except as otherwise permitted by law, the aggregate amount of a loan to a Participant, when added to the outstanding balance of all other loans from all qualified plans of the Employer, shall not, at the time of any such loan is made or renewed as hereinafter provided, exceed the lesser of:

                  (i) FIFTY THOUSAND ($50,000) DOLLARS reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made; or

                  (ii) Fifty percent (50%) of the Participant's vested interest under the Plan.

      (b) The interest rate charged on a loan made pursuant to this Article XIV for any calendar month shall be a rate fixed by the Committee and, in determining the interest rate, the Committee shall take into consideration interest rates currently being charged. The Committee shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates if, in the opinion of the Committee, the difference in rates is justified by a change in general economic conditions. In no instance shall the rate of interest exceed that permitted by law.

      (c) Each loan shall be evidenced by a note.

      (d) The principal amount of each loan must be repaid within a sixty (60) month period through equal monthly payments of principal together with interest on the unpaid principal amount at the rate determined in accordance with paragraph (b) above.

      (e) (i) Each loan to a Participant shall be adequately secured. A loan shall be deemed to be adequately secured if the aggregate amount of all such loans to a Participant does not exceed fifty percent (50%) of the Participant's vested interest in the Plan immediately after the origination of each such loan. The types of additional collateral which may secure a Participant loan include, by way of example and not limitation, cash equivalents, stock, bonds and other marketable securities, bank accounts, tangible personal property and real estate. The Committee shall have the full discretion in determining the nature and amount of security required.

      (ii) In the event that Section 6.07(d)(ii) of the Plan applies to a Participant, such Participant must obtain the consent of his or her spouse, if any, to use of the account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

      (f) In the event a note is not paid on or before maturity and is not renewed, the Committee shall give written notice to the Participant sent to his last known address, and, if the note is not paid pursuant to such notice, the amount allocated to the Participant's account shall be reduced by the amount of the unpaid balance of the loan, together with unpaid interest accrued thereon, and the Participant's indebtedness shall thereupon be discharged to the extent such unpaid balance does not exceed the Participant's then vested interest in the Plan. To the extent the unpaid balance, together with unpaid interest accrued thereon, does exceed the Participant's vested interest, the Committee shall take such legal action as it shall deem necessary and advisable to recover the remaining unpaid balance and interest.

      (g) In the event of the termination of employment of the Participant for any reason before the Plan loan is repaid in full and in the further event that the loan meets the requirements of Treasury regulation Section 1.401(a)-13(d)(2)(iii), the unpaid balance thereof, together with unpaid interest accrued thereon, shall become due and payable, and the Committee shall first satisfy the indebtedness from the Participant's vested interest in the Plan before making any payments to the Participant or his Beneficiary. To the extent such vested interest is insufficient to repay in full the unpaid balance, together with unpaid interest, the Committee shall make due demand on the terminated Participant or his estate to meet such demand, and upon failure of the terminated Participant to meet such demand, the Committee shall take such legal action as it shall deem necessary and advisable to recover the remaining unpaid principal and interest.

      (h) The Committee may prescribe such other terms and conditions for loans not inconsistent with the foregoing requirements as the Committee deems appropriate.


ARTICLE XV

ADOPTION OF THE PLAN

Anything herein to the contrary notwithstanding, the Plan is created and maintained under the condition that the Corporation receives a determination letter from the Internal Revenue Service stating that the Plan meets the requirements for qualification under IRC Section 401(a), (k) and (m) and that the Trust hereunder is exempt under IRC Section 501(a), or under any comparable Sections of any future legislation which amends, supplements or supersedes such Sections.

If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be unaffected.

ARTICLE XVI

SPECIAL PROVISIONS WITH RESPECT TO EMPLOYEES OF DETROIT
MILFORD AVENUE LABORATORY

      16.01  Detroit Plan.

         (a) Participation. Effective March 1, 1987, hourly employees located at Detroit Milford Avenue Laboratory decertified Local 412 of the United Auto Workers of America as its representative for collective bargaining purposes with BASF Corporation Inmont Division ("Detroit Hourly Employees"). On and after March 1, 1987 no further contributions were made to the Detroit Milford Avenue Laboratory Savings Plan ("Detroit Plan") on behalf of Detroit Hourly Employees and all amounts credited to such Employees accounts were fully vested. Effective as of March 1, 1987, the Committee designated the Detroit Plan, a profit sharing plan described under IRC
                  Section 401(a), a Predecessor Plan and as of such date Detroit Hourly Employees shall be eligible to participate in this Plan provided they have met the eligibility requirements of Section
                  2.01 of the Plan.

         (b) Transfer of Account Balances. Effective as of October 31, 1987, the Detroit Milford Avenue Laboratory Savings Plan shall be merged into the Plan and the account balances held on behalf of each Detroit Hourly Employee shall be transferred to the Plan and allocated and credited in accordance with Section
                  3.06 of Article III. Any such accounts transferred which were attributable to Employer Contributions under the Detroit Plan shall be fully vested.

ARTICLE XVII

SPECIAL PROVISIONS WITH RESPECT TO EMPLOYEES OF CERTAIN
PREDECESSOR PLANS

17.01    BSM Plan

         (a) Participation. On and after January 1, 1988 no further contributions will be made to the BASF Structural Materials, Inc. Thrift Savings Plan ("BSM Plan") on behalf of employees covered by the BSM Plan ("BSM Plan Employees") and all amounts credited to such BSM Plan Employees' account will be fully vested. Effective as of January 1, 1988, the Committee designated the BSM Plan, a profit sharing plan described under IRC Section 401(a), a Predecessor Plan and as of such date BSM Plan Employees shall be eligible to participate in this Plan provided they have met the eligibility requirements of Section
                  2.01 of the Plan.

         (b) Transfer of Account Balances. Effective as of January 1 1988, the BSM Plan shall be merged into the Plan and the account balances held on behalf of each BSM Plan Employee shall be transferred to the Plan and allocated and credited in accordance with Section 3.06 of Article III. Any such accounts transferred which were attributable to Employer Contributions under the BSM Plan shall be fully vested.

17.02    Knoll Plan.

(a) Participation. On and after January 1, 1988 no further contributions will be made to the Knoll Pharmaceuticals Thrift Savings Plan ("Knoll Plan") on behalf of employees covered by the Knoll Plan ("Knoll Plan Employees") and all amounts credited to such Knoll Plan Employees' account will be fully vested. Effective as of January 1, 1988, the Committee designated the Knoll Plan, a profit sharing plan described under IRC Section 401(a), a Predecessor Plan and as of such date Knoll Plan Employees shall be eligible to participate in this Plan provided they have met the eligibility requirements of Section 2.01 of the Plan.

(b) Transfer of Account Balances. Effective as of January 1, 1988, the Knoll Plan shall be merged into the Plan and the account balances held on behalf of each Knoll Plan Employee shall be transferred to the Plan and allocated and credited in accordance with Section 3.06 of Article III. Any such amounts transferred which were attributable to Employer Contributions under the Knoll Plan shall be fully vested.

17.03    FDO Plan.

         (a) Participation. On and after January 1, 1988 no further contributions will be made to the Fritzsche Dodge & Olcott Inc. Employee Savings and Profit Sharing Plan ("FDO Plan") on behalf of employees covered by the FDO Plan ("FDO Plan

                  Employees") and all amounts credited to such FDO Plan Employees' account will be fully vested. Effective as of January 1, 1988, the Committee designated the FDO Plan, a profit sharing plan described in IRC Section 401(a), a Predecessor Plan and as of such date FDO Plan Employees shall be eligible to participate in this Plan provided they have met the eligibility requirements of Section 2.01 of the Plan.

         (b) Transfer of Account Balances. Effective as of January 1, 1988, the FDO Plan shall be merged into the Plan and the account balances held on behalf of each FDO Plan Employee shall be transferred to the Plan and allocated and credited in accordance with Section 3.06 of Article III. Any such accounts transferred which were attributable to Employer Contributions under the FDO Plan shall be fully vested.

17.04    Polysar Plan.

(a) Participation. Effective as of June 30, 1988, the Committee designated the Polysar Employees' Savings and Protection Plan (the "Polysar Plan"), a profit sharing plan described in IRC Section 401(a), a Predecessor Plan and as of such date those salaried employees employed by the Chemicals Division who were formerly employed by Polysar Incorporated ("Polysar Employees") shall be eligible to participate in this Plan.

(b) Transfer of Account Balances. Effective as of June 30, 1988, the Polysar Plan shall be merged into the Plan and the account balances held on behalf of each Polysar Plan Employee shall be transferred to the Plan and allocated and credited in accordance with Section 3.06 of Article III. Any such accounts transferred which were attributable to Employer Contributions under the Polysar Plan shall be fully vested.

17.05    Wintershall Plan.

         (a) Participation. On and after January 1, 1989, no further contributions will be made to the Wintershall Oil and Gas Corporation Employee Savings Plan and Trust ("Wintershall Plan") on behalf of employees covered by the Wintershall Plan ("Wintershall Plan Employees") and all amounts credited to such Wintershall Plan Employees' account will be fully vested. Effective as of January 1, 1989, the Committee designated the Wintershall Plan, a profit sharing plan described under IRC
                  Section 401(a), a Predecessor Plan and as of such date Wintershall Plan Employees shall be eligible to participate in this Plan provided they have met the eligibility requirements of Section 2.01 of the Plan.

         (b) Transfer of Account Balances. Effective as of January 1, 1989, the Wintershall Plan shall be merged into the Plan and the account balances held on behalf of each Wintershall Plan Employee shall be transferred to the Plan and allocated and credited in accordance with Section 3.06 of Article III. Any such accounts transferred which were attributable to Employer Contributions under the Wintershall Plan shall be fully vested.

17.06    Information Systems Plan.

(a) Participation. On and after January 1, 1992, no further contributions will be made to the BASF Corporation Information Systems Employee Savings Plan ("Information Systems Plan") on behalf of employees covered by the Information Systems Plan ("Information Systems Plan Employees") and all amounts credited to such Information Systems Plan Employees' accounts will be fully vested. Effective as of January 1, 1992, the Committee designated the Information Systems Plan, a profit sharing plan described under IRC Section 401(a), a Predecessor Plan and as of such date Information Systems Plan Employees shall be eligible to participate in this Plan provided they have met the eligibility requirements of Section 2.01 of the Plan.

(b) Transfer of Account Balances. Effective as of January 1, 1992, the Information Systems Plan shall be merged into the Plan and the account balances held on behalf of each Information Systems Plan Employee shall be transferred to the Plan and allocated and credited in accordance with Section 3.06 of Article
III. Any such amounts transferred which were attributable to Employer Contributions under the Information Systems Plan shall be fully vested.


17.07    Olin Plan.

         (a) Participation. Effective as of July 14, 1992, the Committee designated the Olin Corporation Contributing Employees Ownership Plan (the "Olin Plan"), a profit sharing plan described in IRC Section 401(a), a Predecessor Plan, and as of such date those salaried employees employed by the Polymers Division who were formerly employed by Olin Corporation (the "Olin Employees") shall be eligible to participate in this Plan provided they have met the eligibility requirements of
                  Section 2.01. For purposes of meeting such eligibility requirements, service recognized under the Olin Plan shall be recognized under this Plan.

         (b) Transfer of Account Balances. Effective as of July 14, 1992, the Olin Plan shall be merged into the Plan and the account balances held on behalf of each Olin Employee, who elected to have his account balance transferred, shall be transferred to the Plan and allocated and credited in accordance with Section
                  3.06 of Article III. Any portion of such accounts transferred which were attributable to employer contributions under the Olin Plan shall be fully vested.

17.08   Mobil Plan.

         (a) Participation. Effective as of July 24, 1992, the Committee designated the Employees Savings Plan of Mobil Oil Corporation (the "Mobil Plan"), a profit sharing plan described under IRC
                  Section 401(a), a Predecessor Plan, and as of such date those salaried employees employed by the Polymers Division who were formerly employed by the Mobil Oil Corporation (the "Mobil Employees") shall be eligible to participate in this Plan provided they have met the eligibility requirements of Section
                  2.01. For purposes of meeting such eligibility requirements, service recognized under the Mobil Plan shall be recognized under this Plan.

         (b) Transfer of Account Balances. Effective as of July 24, 1992, the Mobil Plan shall be merged into the Plan and the account balances held on behalf of each Mobil Employee, who elected to have his account balance transferred, shall be transferred to the Plan and allocated and credited in accordance with Section
                  3.06 of Article III. Any portion of such accounts transferred which were attributable to employer contributions under the Mobil Plan shall be fully vested.

Attachment A


AMENDMENT A
RESOLVED, that effective January 1, 1994, Section 1.09 of the BASF Corporation Employee Savings Plan is hereby amended by adding the following at the end of the second paragraph:

         "In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation Act of 1993 ("OBRA '93) annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.", and it is further

RESOLVED, that effective January 1, 1994, ARTICLE VI of the Savings Plan is hereby amended by adding a new Section 6.10, as follows:

         "Section 6.10. Eligible Rollover Distributions. Effective January 1, 1993, notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6.10, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         The following definitions apply to this Section 6.10, and unless otherwise specifically stated in another section thereof, do not apply to any other section of this Plan.

         (a) An "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (I) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) An "Eligible Retirement Plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution; provided, however, that in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity only.

         (c) A "Distributee" includes a Participant, an Employee or former Employee. In addition, the Participant's or former Participant's surviving Spouse and the Participant's or former Participant's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the Spouse or Former Spouse.

         (d) A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee."

         Attachment 1

AMENDMENT 1
The BASF Corporation Employees' Savings Plan, as amended and restated effective January 1, 1992 (the "Plan"), is hereby amended to:

      1. Effective January 1, 1987, delete Section 1.08 of Article I and substitute, in lieu thereof, a new Section 1.08 as follows:

         Committee means the Pension and Benefits Committee of BASF Corporation as described in Section 9.04.

      2. Effective January 1, 1992, delete the first three paragraphs of Section
         1.09 of Article I and substitute, in lieu thereof, the following:

         Compensation means (a) the base pay as recorded in the payroll records or, as the case may be, salary administration prior to any salary reduction elections under this Plan or any other plan meeting the requirements of IRC Sections 125 and 401(k), and shall include (b) straight-time pay for overtime work and commissions, but shall not include (c) awards; half-time premiums for overtime; bonuses and incentive pay; moving expense reimbursements; payments from any Corporation sponsored long term incentive program; benefit credits for any Corporation sponsored health plan; payments or bonuses made to attract new employees or similar payments; and, effective January 1, 1995, retention or retention type payments, plant shut-down premiums and similar payments made upon termination of employment. Notwithstanding the foregoing sentence, a bonus paid in 1987 to an Employee previously covered by the Badische Corporation Savings Plan and/or the Inmont Savings Plan attributable to services performed in 1986 shall be included in compensation. With respect to Over-the-Road Drivers, Compensation shall mean gross pay.

         Notwithstanding any other contrary provision of the Plan, Compensation taken into account under the Plan shall not exceed $150,000 ($200,000 for Plan Years ending on or before January 1, 1994), adjusted for changes in the cost of living as provided in IRC Section 415(d), or such other amount as required by IRC Section 414, for the purpose of calculating a Participant's Accrued Benefit (including the right to any optional benefit provided under the Plan) for any Plan Year beginning after December 31, 1988. However, the Accrued Benefit determined in accordance with this provision shall not be less than the Accrued Benefit determined on January 1, 1989 without regard to this provision.

         Notwithstanding the preceding sentence, the Accrued Benefit of any Participant who is a Highly Compensated Employee, within the meaning of IRC Section 414(q), is reduced to the extent a benefit has accrued with respect to Compensation in excess of $200,000 during the 1989 Plan Year before the later of the adoption or effective date of this provision. Additionally, in the case of determining the Compensation of a five-percent (5%) owner or of a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest compensation for the year, the family aggregation rules, as contained in 414(q) shall apply. If, as a result of the application of such rules the compensation limit is exceeded, then the compensation limit shall be prorated among the affected individuals in proportion to each such individual's compensation as determined prior to the application of the compensation limit.

      3. Effective January 1, 1992, add the following at the end of the first sentence of Section 1.17 of Article I:

         Notwithstanding the foregoing, part-time or full-time interns, contract workers or workers who are characterized by the Company as independent contractors are not covered by and shall not be eligible to participate in the Plan. No such individual shall be covered by, or eligible to participate in the Plan even if such individual has been or, in the future may be determined to be a common law employee of the Company.

      4. Effective January 1, 1992, add the following new paragraph at the end of Section 1.47 of Article I:

         Notwithstanding anything herein to the contrary, a Period of Employment shall include periods of employment with an employer prior to the date such employer becomes related to the Company by purchase, acquisition, merger consolidation or otherwise, to the extent such service has been approved as service by resolution of the Committee.

      5. Effective December 12, 1994, add the following new paragraph at the end of Section 1.47 of Article I:

         Notwithstanding anything herein to the contrary, a period of qualified military service as defined in IRC Section 414(u) shall be included in a Participant's Period of Employment under the Plan in accordance with the requirements of such Section 414(u).

      6. Effective April 1, 1997, delete Section 1.64 of Article I and substitute, in lieu thereof, a new Section 1.64 as follows:

         Valuation Date means each business day. The Trust shall be valued at fair market value at the close of business on each business day. The Committee may from time to time value the Trust as of any other date as it deems desirable.

      7. Effective April 1, 1997, add the following sentence at the end of
         Section 2.01(B) of Article II:

         An Employee shall be eligible to participate in the Plan on the date he first performs an Hour of Service for his Employer.

      8. Effective April 1, 1997, add the following two sentences at the end of
         Section 2.02 of Article II:

         An eligible Employee shall commence Plan participation as of the first pay cycle following completion of the enrollment process established by the Committee, or as soon thereafter as is administratively practicable. The Committee may permit enrollment through the completion and filing of forms provided for this purpose and/or through electronic or computer means, or as otherwise determined by the Committee in its sole discretion.

      9. Effective November 1, 1992, delete Sections 3.01, 3.02 and 3.03 of
         Article III and substitute, in lieu thereof, the following:

         3.01 Before-Tax Contributions. A Participant may elect to have Before-Tax Contributions contributed to the Plan on his behalf up to 16% of his Compensation, except to the extent such Participant is a Highly Compensated Employee, whose maximum Before-Tax Contribution shall be 8% or such other percentage or amount as may be determined from time to time by the Committee in order to comply with regulatory limits on contributions by such Highly Compensated Employees. Such Before-Tax Contributions shall be made in 1% increments (subject to the limitations imposed by IRC Section 401(k)).

                  Before-Tax Contribution elections shall be made on appropriate forms to be provided by the Committee or through other procedures established by the Committee. Such forms or procedures shall authorize the Employer to reduce the Participant's pay by an amount produced by multiplying the Before-Tax Contribution percentage elected by the Participant by his Compensation. The Committee may establish procedures which permit Before-Tax Contribution elections to be made through the telephone, computer or similar devices.

                  Reductions to Participant's pay to reflect Before-Tax Contribution elections shall commence on the date the contribution election shall become effective as provided in
                  Section 3.05. A Participant's designation of a Before-Tax Contribution percentage shall continue in effect until changed by the Participant, as hereinafter provided, unless changed by recharacterization.

                  A Participant may, on an appropriate form approved by the Committee or through other procedures established by the Committee, change his Before-Tax Contribution percentage to any percentage prescribed in this Section 3.01, with such change in election to become effective as provided in Section 3.05.

                  A Participant may elect, on an appropriate form approved by the Committee or through other procedures established by the Committee, to cease future Before-Tax Contributions to the Plan. Such election shall become effective as provided in
                  Section 3.05. In the event any such Participant desires thereafter to have Before-Tax Contributions made on his behalf, he shall be allowed to do so as of the first pay received in any subsequent pay period following the making of a timely and proper application on a form approved by, or in accordance with procedures established by, the Committee.

                  The Employer shall pay each Participant's Before-Tax Contributions to the Trustee no later than one (1) month following the month such Before-Tax Contribution was deducted or reduced from the Participant's Compensation, or such earlier time as may be prescribed by regulations issued by the Secretary of the Treasury or the Department of Labor, and the Participant's Before-Tax Contribution Account shall be credited accordingly.

         3.02 Employee After-Tax Contributions. A Participant may elect to have After-Tax Contributions contributed to the Plan on his behalf, up to the maximum permitted to be contributed by such Participant to the Plan under IRC Sections 401(k) and 402(g) after taking into account the Participant's Before-Tax Contributions and Employer Matching Contributions credited to his Individual Account for such Plan Year. Such After-Tax Contributions shall be made in 1% increments (subject to the limitations imposed by IRC Sections 401(k) and 402(g)).

                  After-Tax Contribution elections shall be made on appropriate forms approved by the Committee or through other procedures established by the Committee. Such forms or procedures shall authorize the Employer to reduce the Participant's pay by an amount produced by multiplying the After-Tax Contribution percentage elected by the Participant by his Compensation. The Committee may establish procedures which permit After-Tax Contribution elections to be made through the telephone, computer or similar devices.

                  Reductions to Participant's pay to reflect After-Tax Contribution elections shall commence on the date the contribution election shall become effective as provided in
                  Section 3.05. A Participant's designation of an After-Tax Contribution percentage shall continue in effect until changed by the Participant, as hereinafter provided, unless changed by recharacterization.

                  A Participant may, on an appropriate form approved by the Committee or through other procedures established by the Committee, change his After-Tax Contribution percentage to any percentage prescribed in this Section 3.03 to become effective as provided in Section 3.05.

                  A Participant may elect, on an appropriate form approved by the Committee or through other procedures established by the Committee, to cease future After-Tax Contributions to the Plan, with any such election to become effective as provided in Section 3.05. In the event any such Participant desires thereafter to have After-Tax Contributions made on his behalf, he shall be allowed to do so as of the first pay received in any subsequent pay period following the making of timely and proper application on a form approved by, or in accordance with procedures established by the Committee.

                  The Employer shall pay each Participant's After-Tax Contributions to the Trustee no later than one (1) month following the month such After-Tax Contribution was deducted or reduced from the Participant's Compensation or such earlier time as prescribed by regulations issued by the Secretary of the Treasury or the Department of Labor, and the Participant's After-Tax Contribution Account shall be credited accordingly.

         3.03 Employer Matching Contributions. Concurrently with the Participant's Before-Tax and/or After-Tax Contributions, the Employer shall contribute to the Plan for the Account of each Participant an amount equal to each such Participant's Before-Tax and/or After-Tax Contributions made to the Plan, up to a maximum of 4% of such Participant's Compensation. Employer Matching Contributions shall be credited to each Participant's Employer Matching Contribution Account. The maximum amount of Employer Matching Contributions which shall be credited to a Participant's Individual Account shall be 100% of the Participant's Before-Tax and After-Tax Contributions, up to a maximum of 4% of such Participant's Compensation.

     10. Effective January 1, 1992, delete Section 3.05 of Article III and substitute, in lieu thereof, the following:

         Election. All elections to start, modify or suspend a Contribution pursuant to this Article III must be submitted in a timely manner and in accordance with the procedures established by the Committee, with such election being implemented as soon as administratively practicable following its receipt.

     11. Effective July 1, 1994, delete the last sentence of Section 4.01 of
         Article IV and substitute, in lieu thereof the following:

         If investments are to be made to more than one Investment Fund, investments shall be made in increments of one percent (1%).

     12. Effective April 1, 1997, delete the last paragraph of Section 4.02 of
         Article IV and substitute, in lieu thereof the following:

         Each Participant shall have the right to change his election concerning the Investment Fund in which future Contributions allocated to him are to be invested. Any such change shall be applicable as soon as administratively practicable after the Participant makes a revised investment election in accordance with procedures established by the Committee for this purpose; provided, however, that no more than one such revised election shall be effective on any given Valuation Date. Any such revised election shall continue to apply until the Participant makes another change of investment election.

     13. Effective April 1, 1997, add the following sentence at the end of
         Section 4.02 of Article IV:

         The Committee may permit investment elections to be made through the completion and filing of forms provided for this purpose and/or through electronic, telephonic or computer means, or as otherwise determined by the Committee in its sole discretion.

     14. Effective April 1, 1997, delete the first two paragraphs of Section
         4.03 of Article IV, and substitute in lieu thereof, the following:

         Each Participant shall have the right to change his investment option election concerning the Investment Fund or Funds in which his prior Contributions are invested (other than the Special Stock Funds) in accordance with Section 4.02. Any such change shall be applicable as soon as administratively practicable after the Participant makes a revised investment election in accordance with procedures established by the Committee for this purpose; provided, however, that no more than one such revised election shall be effective on any given Valuation Date. Any such revised election shall continue to apply until the Participant makes another change of investment election. Notwithstanding the above, the Committee, in its sole discretion, may determine the frequency of such changes and the extent to which any Investment Fund transfer may occur with respect to the Special Stock Fund.

         Each such election shall be in increments of one percent (1%), or in such other percentage as determined by the Committee from time to time.

     15. Effective January 1, 1996, add the following new paragraph at the end of Section 6.07(a) of Article VI:

         Any Participant entitled to a distribution under Section 6.03, 6.04 or
         6.06 shall be permitted to elect to take an Annual Distribution from his Individual Account. Such Annual Distribution shall equal the amount designated by the Participant at the time of his election, or the remaining balance in such Participant's Individual Account, whichever is less. Annual Distributions shall be deducted from the Participant's Individual Account and shall be paid in accordance with procedures established by the Committee as soon as practicable after that date. Any such Annual Distribution election shall be made through the completion and filing of forms provided for this purpose and/or through electronic, telephonic or computer means, or as otherwise determined by the Committee in its sole discretion. The minimum amount of any such Annual Distribution shall be $500, or such other amount as may be established by resolution of the Committee from time to time.

     16. Effective April 1, 1997, add the following sentence at the end of
         Section 6.06(b) of Article VI:

         The Committee may permit applications for benefits to be made through the completion and filing of forms provided for this purpose and/or through electronic, telephonic or computer means, or as otherwise determined by the Committee in its sole discretion.

     17. Effective January 1, 1998, replace the amount "$3,500", wherever such amount shall appear throughout Sections 6.07 of Article VI and 7.06 of
         Article VII, with "$5,000".

     18. Effective January 1, 1997, delete the second paragraph of Section 6.09 of Article VI, "Required Beginning Date" and substitute, in lieu thereof, the following:

         On and after January 1, 1997, a Participant, other than a 5% owner, who continues to be actively employed by the Company after attaining age seventy and one-half (70-1/2) may elect to commence benefit payments at that time or to delay benefit distributions until such time as he incurs a Severance From Service Date. This provision shall be construed and administered in a manner consistent with Code Sections 401(a)(9) and 411(d)(6).

     19. Effective January 1, 1997, delete Section 6.09(f)(i) of Article VI and substitute, in lieu thereof, the following:

         The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the participant attains age 70-1/2. On and after January 1, 1997, a Participant, other than a 5% owner, who continues to be actively employed by the Company after attaining age seventy and one-half (70-1/2) may elect to commence benefit payments at that time or to delay benefit distributions until such time as he incurs a Severance From Service Date. This provision shall be construed and administered in a manner consistent with Code Sections 401(a)(9) and 411(d)(6).

     20. Effective immediately, delete the first two paragraphs of Section 9.04 of Article IX and substitute, in lieu thereof, the following:

         The Board of Directors or its designate shall appoint a committee to hold office at the pleasure of the Corporation, such committee to be known as the Committee.

         Any action of the Committee shall be determined by the vote of a majority of its members. Any member of the Committee or his designate may execute any certificate or other written direction on behalf of the Committee.

         The Committee shall hold meetings upon such notice, at such place or places and at such time or times as it may from time to time determine. A majority of the members of the Committee in office at the time shall constitute a quorum for the transaction of business.

     21. Effective immediately, delete Section 13.03 of Article XIII and substitute, in lieu thereof, the following:

         The expenses of administering the Trust and the Plan shall be payable by the Trust unless paid for by the Company.

     22. Effective July 31, 1996, add the following new Section 17.09 at the end of Article XVII:

         17.09 Boots Be$t Savings Plan

         (a) Participation. Effective as of September 1, 1995, former employees of Boots Pharmaceuticals, Inc. who satisfy the requirements of
              Section 2.01, taking into account service with Boots Pharmaceuticals, Inc., shall be immediately eligible to participate in the Plan as of September 1, 1995 and shall become Plan Participants upon completion of the enrollment process, as established by the Committee.

         (b) Transfer of Account Balances. Effective as of July 31, 1996, the Committee designated the Boots Be$t Savings Plan (the "Boots Plan"), a defined contribution plan described under IRC
              Section 401(a), a Predecessor Plan. As of July 31, 1996, the Boots Plan shall be merged into the Plan and account balances held on behalf of each participant covered by the Boots Plan shall be transferred to the Plan and allocated and credited in accordance with Section 3.06 of Article III. Any amounts so transferred which were attributable to Employer Contributions under the Boots Plan shall be fully vested.

      23. Effective January 7, 1997, add the following new Section 17.10 at the end of Article XVII:

              17.10 Participation of Former Employees of Sandoz Agro, Inc. Effective as of January 7, 1997, (1) former employees of Sandoz Agro, Inc. who satisfy the requirements of Section 2.01 shall be immediately eligible to participate in the Plan, and such employees' service with Sandoz Agro, Inc. prior to such date shall be taken into account as a Period of Employment for purposes of determining eligibility for membership and vesting under the Plan, and (2) the Plan Administrator and Plan Trustee are authorized to accept a direct rollover of an Eligible Rollover Distribution (as described under Section 402 of the Code) from any such former employee's account balances under the Sandoz Agro, Inc. Savings Plan (the "Sandoz Savings Plan"), including (after any such former employee has executed all acknowledgments, payroll authorizations and other forms deemed necessary for this purpose by the Plan Administrator and Plan Trustee) any outstanding participant loan notes secured by such former employee's account balances under the Sandoz Savings Plan.


Adopted October 22, 1997
The BASF Corporation Pension and Benefits Committee

                                                                      Attachment
                                                                      ----------


                                   AMENDMENT 2
                                   -----------


The BASF Corporation Employee Savings Plan, as amended and restated effective January 1, 1992 and as amended October 22, 1997 (the "Plan"), is hereby further amended to:

      1. Effective January 1, 1999, delete the first two sentences of Section
3.03 of Article Ill and substitute, in lieu thereof, the following:

         A Participant who has elected to make Participating contributions of 4% of compensation may elect to have contributed to the Plan on his behalf an additional 1% to 16% of such participant's compensation as a Non-Participating Contribution.

      2. Effective January 1, 1999, delete Section 6.02 of Article VI in its entirety and substitute, in lieu thereof, a new Section 6.02 as follows:

         6.02 Vesting of Employer Matching Contribution A Participant shall be fully vested at all times in all amounts credited to such Participant's Employer Matching Contribution Account.

      3. Effective January 1, 1996, delete the first sentence of the last paragraph of Section 6.07(a) of Article VI and substitute, in lieu thereof, the following:

         Effective as of April 1, 1997, any Participant entitled to a distribution under Section 6.03, 6.04 or 6.06 shall be permitted to elect to take an Annual Distribution from his Individual Account.

      4. Effective January 1, 1999, delete Section 7.02(c) of Article VII and substitute, in lieu thereof, the following:

                  (c) THIRD, a Participant may withdraw either (i) if the Participant has at least five total Years of Employment from the date he became a Participant (included for this purpose are years of participation in a Predecessor Plan), amounts attributable to vested Employer Matching Contributions (including earnings thereon) which were made prior to January 1, 1999 and which were not used to meet the requirement of IRC Section 401 (k) (3), or (ii) in any other case, amounts attributable to vested Employer Matching Contributions (including earnings thereon) which were made prior to January 1, 1999 and which were not used to meet the requirements of IRC Section 401 (k) (3) provided, however, that amounts withdrawn under this clause (ii) of this priority THIRD shall not result in amounts remaining in the Participant's Employer Matching Contribution Account which are less than an amount equal to the Employer Matching Contributions allocated to such Account which have remained in the Plan for less than 24 months.




                                       2